UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
ADVANCE AUTO PARTS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCE AUTO PARTS, INC.
5008 AIRPORT ROAD
ROANOKE, VIRGINIA 24012

______________

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

May 16, 2007

______________

It is my pleasure to invite you to attend the 2007 Annual Meeting of the Stockholders of Advance Auto Parts, Inc. (the “Company”), a Delaware corporation, on Wednesday, May 16, 2007 at 8:30 a.m. Eastern Daylight Time (EDT). The meeting will be held at The Hotel Roanoke and Conference Center, 110 Shenandoah Avenue, NW, Roanoke, Virginia 24016.

At the Annual Meeting, stockholders will vote on the following matters, which are further described in this Proxy Statement:

1.	Election of 10 directors to the Board of Directors to serve until the 2008 annual meeting of stockholders;
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2007;
3.	Approval of an amendment to our Long-Term Incentive Plan, which includes authorization for 5 million additional shares;
4.	Approval of the 2007 Executive Incentive Plan; and
5.	To act upon such other matters, if any, as may properly come before the meeting.

The Board of Directors set March 28, 2007 as the Record Date. Only record holders of our common stock at the close of business on that day are entitled to vote at our Annual Meeting or any adjournment of our Annual Meeting.

We invite you to attend the meeting and vote. We urge you, after reading this proxy statement, to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope or vote your proxy by Internet or telephone by following the instructions on the form of proxy. If you attend the meeting, you may vote in person, even if you previously voted by proxy.

By order of the Board of Directors,

Eric M. Margolin
Senior Vice President
General Counsel and Secretary
Roanoke, Virginia
April 11, 2007

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	6

Nominees for Election to Our Board	6

CORPORATE GOVERNANCE	8

MEETINGS AND COMMITTEES OF THE BOARD	11

COMPENSATION COMMITTEE REPORT	13

COMPENSATION DISCUSSION AND ANALYSIS	13

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION	17

Summary Compensation Table	17

2006 Grants of Plan-Based Awards Table	18

Outstanding Equity Awards at 2006 Fiscal Year-End Table	19

2006 Option Exercises and Stock Vested Table	19

2006 Non-Qualified Deferred Compensation Table	20

Potential Payments Upon Termination or Change in Control	21

NON-MANAGEMENT DIRECTOR COMPENSATION	22

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

STOCK OWNERSHIP GUIDELINES	27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007	28

2006 and 2005 Audit Fees	28

AUDIT COMMITTEE REPORT	29

PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO 2004 LONG-TERM INCENTIVE PLAN	31

PROPOSAL NO. 4 APPROVAL OF 2007 EXECUTIVE INCENTIVE PLAN	38

OTHER MATTERS	39

i

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ADVANCE AUTO PARTS, INC.
PROXY STATEMENT
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS
________________

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, the stockholders will act upon the matters outlined in the Notice of Meeting on the first page of this proxy statement, including the election of directors, ratification of the Company’s independent registered public accounting firm (the “independent auditors”), and consideration of two Company proposals. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 11, 2007.

Where will the Meeting be held?

The 2007 Annual Meeting will be held on Wednesday, May 16, 2007 at 8:30 a.m. (EDT), at The Hotel Roanoke and Conference Center, 110 Shenandoah Avenue, NW, Roanoke, Virginia 24016. The Hotel Roanoke and Conference Center is accessible to persons with disabilities. If you have a disability, we can provide reasonable assistance to help you participate in the meeting upon request.

Who is soliciting my vote?

The Board of Directors of the Company (“Board”) is soliciting your proxy to vote at the Annual Meeting.

What am I voting on?

You are voting on four items:

1.	The election of the following 10 directors to the Board to serve until the 2008 annual meeting of stockholders:

• John C. Brouillard	• William S. Oglesby
• Lawrence P. Castellani	• Gilbert T. Ray
• Michael N. Coppola	• Carlos A. Saladrigas
• Darren R. Jackson	• William L. Salter
• Nicholas J. LaHowchic	• Francesca M. Spinelli

2.	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2007.

3.	Approval of an amendment to our Long-Term Incentive Plan, which includes authorization for 5 million additional shares.

4.	Approval of the 2007 Executive Incentive Plan.

What are the voting recommendations of the Board?

The Board recommends the following votes:

1.	FOR each of the director nominees

2	FOR ratification of the appointment of Deloitte as independent registered public accounting firm for 2007

3.	FOR approval of the amendment to our Long-Term Incentive Plan

4.	FOR approval of the 2007 Executive Incentive Plan

Will any other matters be voted on?

The Board does not intend to present any other matters at the meeting. We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to Eric M. Margolin and Michael O. Moore as proxies, with full power of substitution (“Proxies”), to vote on such matters in their discretion.

Who is entitled to vote?

Stockholders of record as of the close of business on March 28, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Company common stock that you owned at the close of business on the Record Date. You are not entitled to cumulate your vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.proxyvote.com;

•	By toll-free telephone at 1-800-690-6903;

•	By completing and mailing your proxy card; and

•	By written ballot at the Annual Meeting.

If you vote by Internet or telephone, your vote must be received by 11:59 P.M. (EDT) on May 15th, the day before the Annual Meeting. Your shares will be voted as you indicate. If you return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR items 1 through 4.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed.

We will distribute written ballots at the Annual Meeting to any stockholder who wants to vote. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	Entering a new vote by Internet or telephone;

•	Returning a later-dated proxy card;

•	Sending written notice of revocation to Eric M. Margolin, Senior Vice President, General Counsel and Secretary, at the Company’s address of record, which is 5008 Airport Road, Roanoke, VA 24012; or

•	Completing a written ballot at the Annual Meeting.

Is my vote confidential?

It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a stockholder appear on a proxy card or other voting material.

How are votes counted?

Votes are counted by inspectors of election designated by the corporate secretary.

Who pays for soliciting proxies?

The Company will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We may request banks and brokers to solicit their customers, on whose behalf such banks and brokers hold our common stock in street name. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses for these solicitations. Our officers, directors and employees may supplement these solicitations of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors or employees for these activities.

What is the quorum requirement of the Annual Meeting?

A majority of the outstanding shares on the Record Date, represented in person or by proxy at the Annual Meeting, constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions, including those recorded by brokers holding their customers’ shares, will be counted in determining the quorum. On the Record Date, there were 105,984,337 shares outstanding and 985 stockholders of record. A majority of common stock, or 52,992,169 shares, will constitute a quorum.

What are broker non-votes?

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.

If that happens, the bank or broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, a bank or broker cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” Except for Item 3, which may be considered a non-routine matter by the New York Stock Exchange, broker non-votes will not affect the outcome of the matters being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each proposal?

Item 1. For the election of directors, the 10 nominees receiving the highest number of “FOR” votes will be elected.

Item 2. Ratification of our independent registered public accounting firm requires the approving vote of a majority of the votes cast on this proposal by the holders of shares of our common stock who are present, or represented, and entitled to vote at the annual meeting. Abstentions count as votes cast and have the effect of a vote against the proposal.

Item 3. Approval of the amendment of our 2004 Long-Term Incentive Plan requires the approving vote of a majority of the votes cast on this proposal by the holders of shares of our common stock who are present, or represented, and entitled to vote at the annual meeting. Abstentions count as votes cast and have the effect of a vote against the proposal.

Item 4. Approval of the our 2007 Executive Incentive Compensation Plan requires the approving vote of a majority of the votes cast on this proposal by the holders of shares of our common stock who are present, or represented, and entitled to vote at the annual meeting. Abstentions count as votes cast and have the effect of a vote against the proposal.

Who can attend the Annual Meeting?

All Advance Auto Parts stockholders as of the close of business on the Record Date may attend.

What do I need to do to attend the Annual Meeting?

If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

What does it mean if I get more than one proxy card?

It means you own shares in more than one account. You should vote the shares on each of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services LLC, toll-free at (866) 865-6327 or at P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence.

I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

I own my shares directly as a registered owner of Company stock and so do other members of my family living in my household. How can I change the number of copies of the annual report and proxy statement being delivered to my household?

Family members living in the same household generally receive only one copy per household of the annual report, proxy statement, and most other mailings. The only item which is separately mailed for each registered stockholder or account is a proxy card. If you wish to start receiving separate copies in your name, apart from others in your household, you must contact Mellon Investor Services LLC toll-free at (866) 865-6327 or at P.O. Box 3315, South Hackensack, NJ 07606, attention: Shareholder Correspondence, and request that action. Within 30 days after your request is received we will start sending you separate mailings. If, for any reason, you and members of your household are receiving multiple copies and you want to eliminate the duplications, please also contact Mellon Investor Services LLC and request that action. That request must be made by each person in the household entitled to receive the materials.

Multiple stockholders live in my household, and together we received only one copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the Annual Meeting in May?

You may pick up copies in person at the Annual Meeting or download them from our Internet web site, www.AdvanceAutoParts.com (click on homepage link to Annual Meeting materials). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (540) 561-8490 or by mail to 5008 Airport Road, Roanoke VA 24102, attention: Investor Relations. We cannot guarantee you will receive mailed copies before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in our Report on Form 10-Q for the second quarter of 2007.

What is the deadline for consideration of shareholder proposals for the 2008 Annual Meeting?

A stockholder who wants to present a proposal at the 2008 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing at our offices at 5008 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary, on or before December 12, 2007. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

A stockholder who wants to present a proposal at the 2008 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director must comply with the requirements set forth in our by-laws. Our by-laws require, among other things, that our corporate secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 45 days and no more than 75 days prior to the anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting. Therefore, we must receive notice of such proposal no earlier than January 26, 2008, and no later than February 25, 2008. The notice must contain the information required by our by-laws. You may obtain a print copy of our by-laws upon request from our corporate secretary at Advance Auto Parts, 5008 Airport Road, Roanoke, Virginia 24012. Our by-laws are also available on our web site at www.AdvanceAutoParts.com. Management may vote proxies in its discretion on any matter at the 2008 annual meeting if we do not receive notice of the matter within the time frame described in this paragraph. In addition our Chair or any other person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

How can I find the Company’s proxy materials and annual report on the Internet?

This proxy statement and the 2006 annual report to shareholders are available on our Internet web site at www.AdvanceAutoParts.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, you will elect 10 members of our Board to serve until our 2008 annual meeting of stockholders and until their respective successors are elected and qualified. Our Board has nominated John C. Brouillard, Lawrence P. Castellani, Michael N. Coppola, Darren R. Jackson, Nicholas J. LaHowchic, William S. Oglesby, Gilbert T. Ray, Carlos A. Saladrigas, William L. Salter and Francesca M. Spinelli for election as directors. All of the nominees are current members of our Board. Each nominee has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected. None of the nominees to our Board has any family relationship with any other nominee or with any of our executive officers.

The persons named as proxies in the accompanying form of proxy have advised us that at the meeting, unless otherwise directed, they intend to vote the shares covered by the proxies FOR the election of the nominees named above. If one or more of the nominees are unable to serve, or for good cause will not serve, the persons named as proxies may vote for any election of the substitute nominees that our Board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

  Nominees for Election to Our Board

The following table provides information about our nominees for director at March 28, 2007.

Name	Age	Position

John C. Brouillard(1)(2)	58	Lead Director
Lawrence P. Castellani(3)	61	Director
Michael N. Coppola	58	Chairman of the Board, President and Chief Executive Officer
Darren R. Jackson(1)(3)	42	Director
Nicholas J. LaHowchic(3)	59	Director
William S. Oglesby(3)(4)	47	Director
Gilbert T. Ray(2)(4)	62	Director
Carlos A. Saladrigas(1)	58	Director
William L. Salter(2)(4)	63	Director
Francesca M. Spinelli(2)	53	Director

_______________
(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Finance Committee
(4)	Member of Nominating and Corporate Governance Committee

Mr. Coppola, Chairman, President, Chief Executive Officer and Director, became a member of our Board in September 2004. Mr. Coppola joined us in February 2001 and has held his current position since May 2006. From May 2005 to May 2006, Mr. Coppola served as our President and Chief Executive Officer, and he served as our Executive Vice President, Chief Operating Officer from August 2003 to May 2005. Mr. Coppola previously served as Senior Vice President, Merchandising from February 2001 to August 2003. Prior to joining us, Mr. Coppola operated his own retail company for two years. Prior to December 1997, he held various positions with Tops Friendly Markets, a supermarket chain and a division of Ahold USA, ultimately serving as Executive Vice President of Marketing.

Mr. Brouillard, Lead Director, became a member of our Board in May 2004 and was appointed Lead Director on February 14, 2007. Mr. Brouillard retired as Chief Administrative and Financial Officer of H.E. Butt Grocery Company in June 2005, a position that he had held since February 1991. From 1977 to 1991, Mr. Brouillard held various positions with Hills Department Stores, including serving as President of that company. Mr. Brouillard serves as a director of Eddie Bauer Holdings, Inc. and H.E. Butt Grocery Company.

Mr. Castellani, Director, became a member of our Board in February 2000. Mr. Castellani is the former Chairman of the Board and retired Chief Executive Officer of Advance Auto Parts, Inc. He served as our Chairman from February 2003 until May 2006 and as our Chief Executive Officer from February 2000 to May 2005. Prior to joining us,

Mr. Castellani served as President and Chief Executive Officer of Ahold Support Services in Latin America (a division of Royal Ahold, a supermarket company) from February 1998 to February 2000. Prior to that, Mr. Castellani was President and Chief Executive Officer of Tops Friendly Markets, a supermarket chain headquartered in Buffalo, New York. Mr. Castellani serves as a director of Gregg Appliances, Inc., an electronics and appliances retailer, and as an affiliate with the Freeman Spogli private equity firm.

Mr. Jackson, Director, became a member of our Board in July 2004. Mr. Jackson joined Best Buy Co., Inc. a specialty retailer of consumer electronics, in 2000 and was appointed its Executive Vice President-Finance and Chief Financial Officer in February of 2001. Prior to 2000, he served as Vice President and Chief Financial Officer of Nordstrom, Inc., Full-line Stores and held various senior positions including Chief Financial Officer of Carson Pirie Scott & Company. He began his career at KPMG Peat Marwick.

Mr. LaHowchic, Director, became a member of our Board in May 2006. Mr. LaHowchic is the retired President & CEO of Limited Logistics Services, Inc., which provides supply chain, compliance and procurement services to Limited Brands, Inc. and other retailers. He held this position from October 1997 to February 2007. Mr. LaHowchic is also the retired Executive Vice President of Limited Brands, Inc., a retail consumer packaged goods company. He held that position from April 2004 to February 2007. Prior to October 1997, he served as President of Becton Dickinson Supply Chain Services, a medical technology company. Mr. LaHowchic serves as a director of Express Scripts, Inc.

Mr. Oglesby, Director, became a member of our Board in December 2004. Mr. Oglesby is currently Senior Managing Director for The Blackstone Group, L.P., a global investment and advisory firm, and has held this position since April 2004. Mr. Oglesby has over 20 years of investment experience as a result of holding managing director positions with Credit Suisse First Boston; Donaldson Lufkin & Jenrette and Kidder, Peabody & Co.

Mr. Ray, Director, became a member of our Board in December 2002. Mr. Ray was a partner of the law firm of O’Melveny & Myers LLP until his retirement in February 2000. Mr. Ray is a member of the boards of Watson Wyatt Worldwide, Inc.; IHOP Corp.; Automobile Club of Southern California; Sierra Monolithics, Inc. and Diamond Rock Hospitality Company. Mr. Ray is also a trustee of SunAmerica Series Trust; Seasons Series Trust; The John Randolph Haynes and Dora Haynes Foundation and St. John’s Health Center Foundation.

Mr. Saladrigas, Director, became a member of our Board in May 2003. Mr. Saladrigas has been the Chairman of Premier American Bank in Miami, Florida since September 2001. From November 1984 to May 2002, he was the Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a human resources outsourcing company that provides human resource functions to small and mid-sized businesses. Mr. Saladrigas serves as a director of Progress Energy, Inc.; Carolina Power & Light Company; and Florida Progress Corporation.

Mr. Salter, Director, became a member of our Board in April 1999 and served as Lead Director from May 2004 until February 2007. Mr. Salter is the retired President of the Specialty Retail division of Sears, Roebuck and Co., a position he held from March 1999 to December 1999. From November 1996 to March 1999, Mr. Salter served as President of the Home Stores division of Sears. From October 1995 to November 1996, he served as President of the Hardlines division of Sears, and from April 1993 to October 1995, he served as the Vice President and General Manager of the Home Appliances and Electronics division of Sears.

Ms. Spinelli, Director, became a member of our Board in November 2002. Ms. Spinelli has been the Senior Vice President, People for PetSmart, Inc., a retail supplier of pet products and services, since September 2003. Previously, Ms. Spinelli served as the Senior Vice President of People for RadioShack Corporation, a position she held from December 1999 to June 2003. From July 1998 to December 1999, she served as Vice President of People for RadioShack Corporation. From February 1997 to July 1998, Ms. Spinelli served as Corporate Vice President of Organizational Development for Wal-Mart Stores, Inc. From March 1993 to February 1997, Ms. Spinelli served as Vice President of Human Resources for McLane Company, Inc., a former division of Wal-Mart Stores, Inc.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH OF OUR BOARD’S NOMINEES.

CORPORATE GOVERNANCE

Guidelines on Significant Governance Issues

The responsibility of our Board is to review, approve and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, policies and decisions, including the execution of our strategies and objectives. Accordingly, our Board has adopted guidelines on the following significant governance issues:

•
the structure of our Board including, among other things, the size, mix of independent and non-independent members, membership criteria, term of service, compensation and assessment of performance of our Board;

•
Board procedural matters, including among other things, selection of the chair of the Board, Board meetings, Board communications, retention of counsel and advisors and our expectations regarding the performance of our directors;

•
committee matters including, among other things, the types of committees, charters of committees, independence of committee members, chair of committees, service of committee members, committee agendas and committee minutes and reports;

•	chief executive officer evaluation, management development and succession planning;
•	codes of conduct; and
•
other matters, including charitable contributions, use of the corporate airplane, auditor services, Board access to management and interaction with third parties, directors and officers insurance and the indemnification/limitation of liability of directors, our policy prohibiting Company loans to the Company’s executive officers and directors, and confidential stockholder voting.

A complete copy of our guidelines on significant governance issues is available on our web site at www.AdvanceAutoParts.com or you may obtain a print copy by request to our corporate secretary at 5008 Airport Road, Roanoke, Virginia 24012.

Director Independence

Our Board, after consultation with and the recommendation of the Nominating and Corporate Governance Committee, determined that Messrs. Brouillard, Jackson, LaHowchic, Oglesby, Ray, Saladrigas, Salter and Ms. Spinelli are each “independent” directors under the listing standards of the NYSE, because each of these directors: (1) has no material relationship with us or our subsidiaries, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us or our subsidiaries, and (2) satisfies the “bright line independence” criteria set forth in Section 303A.02(b) of the NYSE’s listing standards. In addition, based on such standards, the Board determined that: (1) Mr. Castellani is not independent because he has served as an executive officer of the company within the past three years; and (2) Mr. Coppola is not independent because he is our President and Chief Executive Officer. The Board made this determination after assessing the issue of materiality of any relationship not merely from the standpoint of each director or nominee, but also from that of persons or organizations with which the director or nominee may have an affiliation, based upon all facts and circumstances known to the Board, including, among other things, a review of questionnaires submitted by these directors and a review of a recent resume or biography of each director.

Our Board reviews each director’s status under this definition annually with the assistance of the Nominating and Corporate Governance Committee. Each director is required to keep the Nominating and Corporate Governance Committee fully and promptly informed as to any developments that might affect his or her independence.

Meetings of Non-Management Directors

During 2006, the non-management directors on our Board met a total of five times. In addition, the independent directors met separately one time during 2006. The lead director, who was Mr. Salter during 2006 and until February 2007, presided at these meetings. For 2007, our non-management directors are scheduled to meet separately in conjunction with each of the five scheduled meetings of the Board.

Stockholder and Interested Party Communications with our Board

Communications with our Board Generally. Stockholders who desire to communicate with our Board, or with a specific director, including on an anonymous or confidential basis, may do so by delivering a written communication to our Board, c/o Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia 24012, Attention: General Counsel. The general counsel will not edit or modify any such communication received and will forward each such communication to the appropriate director or directors, as specified in the communication. If the envelope containing a communication that a stockholder wishes to be confidential is conspicuously marked “Confidential,” the general counsel will not open the communication. Communications will be forwarded by the general counsel to our Board or any specified directors on a bi-monthly basis. The general counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity. In addition, we have a policy that each of our directors should make every reasonable effort to attend each annual meeting of stockholders. All of our current directors were in attendance at our 2006 annual meeting of stockholders, except Mr. Ray.

Interested Party Communications with our Independent Directors, our Non-Management Directors or our Lead Director. Any interested party, including stockholders, who desires to communicate directly with one or more of the independent directors, our non-management directors as a group, or our lead director, including on an anonymous or confidential basis, may do so by delivering a written communication to the independent directors, the non-management directors as a group or to our lead director, c/o Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia 24012, Attention: General Counsel. The general counsel will not open any such communication received and will forward each such communication to the appropriate individual director or group of directors, as specified in the communication. Such communications will not be disclosed to the non-independent or non-management members of our Board or management unless so instructed by the independent or non-management directors. Communications will be forwarded by the general counsel on a bi-monthly basis. The general counsel will ensure the timely delivery of time sensitive communications to the extent such communication indicates time sensitivity.

Nominations for Directors

 Identifying Director Candidates. The Nominating and Corporate Governance Committee is responsible for leading the search for and evaluating qualified individuals to become nominees for election as directors. The Committee is authorized to retain a search firm to assist in identifying, screening and attracting director candidates. During 2006 the Committee utilized the services of Spencer Stuart, an executive search firm, to assist in identifying potential director candidates. After a director candidate has been identified, the committee evaluates each candidate for director within the context of the needs of the Board in its composition as a whole. The committee considers such factors as the candidate’s business experience, skills, independence, judgment and ability and willingness to commit sufficient time and attention to the activities of the Board. At a minimum, committee-recommended candidates for nomination must possess the highest personal and professional ethics, integrity and values, and commit to representing the long-term interests of our stockholders.

Stockholder Recommendations for Director Candidates. The Nominating and Corporate Governance Committee will consider stockholder suggestions for nominees for directors. Any stockholder who desires to recommend a director candidate must submit the recommendation in writing and follow the procedures set forth in our by-laws. The by-laws require that a stockholder’s nomination be received by the corporate secretary not less than 45 days or more than 75 days prior to the first anniversary date of the mailing of our proxy materials for the preceding year’s annual meeting. The notice should include the following information about the proposed nominee: name, age, business and residence address, principal occupation or employment, the number of shares of Company stock owned by the nominee, and other information required by the SEC’s regulations. In addition, the stockholder providing the notice should provide his or her name and address as they appear on the Corporation’s books and the number of shares that are beneficially owned by the stockholder. The committee does not evaluate any candidate for nomination as a director any differently solely because the candidate was recommended by a stockholder. You may obtain a copy of our by-laws by requesting a copy from our corporate secretary at Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia 24012. Our by-laws also are available on our web site at www.AdvanceAutoParts.com.

Code of Ethics and Business Conduct

We expect and require all of our employees, who we refer to as our Team Members, our officers and our directors, and any parties with whom we do business to conduct themselves in accordance with the highest ethical standards. Accordingly, we have adopted a code of ethics and business conduct, which outlines our commitment to, and expectations for, honest and ethical conduct by all of these persons and parties in their business dealings. A complete copy of the code of ethics and business conduct is available on our web site at www.AdvanceAutoParts.com or you may obtain a print copy by request to our corporate secretary at 5008 Airport Road, Roanoke, Virginia 24012.

Code of Ethics for Finance Professionals

We also have adopted a code of ethics for finance professionals to promote and provide for ethical conduct by our finance professionals, as well as for full, fair and accurate financial management and reporting. Our finance professionals include our chief executive officer, chief financial officer, controller and any other person performing similar functions. We expect all of these finance professionals to act in accordance with the highest standards of professional integrity, to provide full and accurate disclosure in reports and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and other regulators or in any public communications and to comply with all applicable laws, rules and regulations, to deter wrongdoing. Our code of ethics for finance professionals is intended to supplement our code of ethics and business conduct. A complete copy of the code of ethics for finance professionals is available on our web site at www.AdvanceAutoParts.com or you may obtain a print copy by request to our corporate secretary at 5008 Airport Road, Roanoke, Virginia 24012.

Related Party Transactions

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to our Code of Ethics & Business Conduct, officers and directors are required to disclose to the Chair of the Nominating and Corporate Governance Committee of the Board or to our general counsel any transactions or relationship that may create an actual or perceived conflict of interest.

For fiscal year 2006, Mr. Margolin, an executive officer of the Company, received an annual base salary of approximately $232,000, which was approved by senior management of the Company. Mr. Margolin’s annual and long-term incentive compensation were approved by the Board’s independent Compensation Committee. For fiscal year 2007, all compensation for all executive officers of the Company has been approved by the Board’s independent Compensation Committee.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to make every reasonable effort to attend each meeting of the Board and any Committee of which the director is a member, and to be reasonably available to management and the other directors between meetings. Our Board met five times during 2006. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees of the Board on which he or she served.

Committees of the Board

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is comprised of independent directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”). In addition, we have a Finance Committee. The following table sets forth the names of each committee member, the primary responsibilities of each committee and the number of times each committee met in 2006:

Name of Committee and Members	Primary Responsibilities	# of Meetings in 2006
Audit Carlos A. Saladrigas (Chair) John C. Brouillard Darren R. Jackson	• monitors the integrity of our financial statements, reporting processes, internal controls, risk management and legal and regulatory compliance; • selects, determines the compensation of, evaluates and, when appropriate, replaces our independent registered public accounting firm; pre-approves all audit and permitted non-audit services; • monitors the qualifications, independence and performance of our independent registered public accounting firm; and • oversees our internal audit function.	12
Compensation Francesca M. Spinelli (Chair) John C. Brouillard Gilbert T. Ray William L. Salter	• reviews and approves our executive compensation philosophy; • annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO and evaluates the CEO’s performance in light of these goals; • determines the compensation of our executive officers and approves compensation for key members of management; and • oversees our incentive and equity-based compensation plans.	6
Finance William S. Oglesby (Chair) Lawrence P. Castellani Darren R. Jackson Nicholas J. LaHowchic	• reviews and makes recommendations to the Board regarding our financial policies, including investment guidelines, deployment of capital and short-term and long-term financing; • reviews credit metrics, including debt ratios, levels and leverage ratios; • reviews all aspects of financial planning, strategic planning, cash uses and our expansion program; and • reviews and recommends the annual budget to the Board.	8

Nominating and Corporate Governance Gilbert T. Ray (Chair) William S. Oglesby William L. Salter	• assists the Board in identifying, evaluating and recommending candidates for election to the Board; • establishes procedures and provides oversight for evaluating the Board and management; • develops, recommends and reassesses our corporate governance guidelines; and • evaluates the size, structure and composition of the Board and its committees.	4

Our Board has adopted written charters for each committee setting forth the roles and responsibilities of each committee. Each of the charters is available on our web site at www.AdvanceAutoParts.com. In addition, you may obtain a print copy of each charter by request to our corporate secretary at 5008 Airport Road, Roanoke, Virginia 24012.

  Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves on the compensation committee of any other company or board of directors of any other company of which any member of our Compensation Committee or Board is an executive officer.

COMPENSATION COMMITTEE REPORT

Our Committee is comprised entirely of four independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, and the rules and regulations of the SEC. Our Committee chair is Ms. Spinelli. The Compensation Committee operates under a written charter adopted by the Board. Our charter can be viewed by connecting to the Advance Auto Parts web site, under the investor relations section.

We have relied on management’s representation that the compensation discussion and analysis presented in this proxy statement has been prepared with integrity and objectivity in conformity with SEC regulations. Based upon our discussion with management, we recommended to the Board that the compensation discussion and analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

Francesca M. Spinelli (Chair)
John C. Brouillard
Gilbert T. Ray
William L. Salter

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we provide you an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors considered in making those decisions. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation” you will find a series of tables containing specific information about compensation earned in 2006.

Compensation Decision Roles

The Compensation Committee of the Board (“Committee”) approves all compensation for our named executive officers and authorizes all equity awards under the Advance Auto Parts Long-Term Incentive Plan. Decisions regarding non-equity compensation of other employees are made by management. The Chief Executive Officer annually reviews the performance of each named executive officer and other selected officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive amounts, are presented to the Committee. The Chief Executive Officer’s performance is reviewed annually by the Committee. The Committee has final approval on the determination of compensation recommendations for executives. Management is responsible for developing and maintaining an effective compensation program throughout the Company and preparing documents required for compliance with applicable United States law.

Compensation Philosophy and Objectives

Compensation provided to executive officers of the Company is intended to be closely linked with the performance of the Company. Our compensation programs are designed to ensure that:
•
compensation for executive officers is linked to annual and long-term Company performance goals that are structured to align the interests of executive officers with those of the Company’s stockholders;

•	a significant portion of total compensation is stock-based, thereby further aligning the interests of executive officers and Company stockholders; and
•
executive compensation is comparable with compensation levels at major retail competitors so the Company can attract, retain and motivate superior management talent essential to the Company’s long-term success.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentives to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. The Committee has engaged HayGroup, an independent consulting firm, to conduct an annual review of the total compensation program and to provide relevant market data and alternatives for the Committee to consider when making compensation decisions for our named executive officers, as well as for other key executives.

We intend to set total direct compensation, defined as the combined value of annual and long-term compensation, based on the Company’s relative performance compared to an established group of peer companies in the retail industry. Our overall total direct compensation level is determined based on our annual earnings per share growth over a three-year period. To calculate the level of total direct compensation, the annual earnings per share growth for the most recent year has a weight of 50%, and the two prior years’ performance are each weighted 25%. When our annual earnings per share growth performance is at the median of our peer group, our total direct compensation levels should be roughly equivalent to the retail market median. When performance is below median, total direct compensation levels are targeted to be below the retail market median. Total direct compensation levels will approach the seventy-fifth percentile of the retail market when we achieve top quartile results based on our earnings per share growth performance compared with our peer group.

The companies in our peer group were selected based on their similarity to the Company in terms of annual sales, store count and square footage, employee count, and overall market value. The companies comprising our 2006 retail peer group are:

AutoZone	Barnes & Noble	Bed Bath & Beyond	Borders Group
Circuit City	CSK Auto	Dollar General	Dollar Tree
Foot Locker	Genuine Parts	Longs Drug Stores	Michaels
O’Reilly Automotive	Payless Shoesource	The Pep Boys	PetSmart
RadioShack	Williams-Sonoma

Executive Compensation Components

The principal components of the Company’s compensation for executive officers are:
•	base salary, which is intended to compensate executives for their primary responsibilities and individual contributions;
•	performance-based incentives, which are intended to link annual compensation and short-term performance;
•	long-term equity incentives, which are intended to link long-term compensation with stockholder value over the long term; and
•	retirement savings and other compensation

Although there is no pre-established policy or target for the allocation between specific compensation components, long-term equity compensation opportunity generally offers between 50% to 60% of total direct compensation, reflecting our intent to align executive and stockholder interests.

Base Salary

Executives’ base salaries are reviewed annually as part of the Company’s performance review process. During its review of base salaries for executives, the Committee considers the executive’s individual performance, experience, and responsibilities compared with competitive retail market data provided by HayGroup, as well as the executive’s pay relative to other Company executives. Over the long-term, we aim to position base salaries at a level approaching the median of the retail market. Currently, base salary levels for executives are at approximately the twenty-fifth percentile of the retail market.

Annual Incentive Plan

Our annual incentive plan provides for the payment of cash bonuses based upon Company performance in relation to predetermined financial targets established near the beginning of the year. We aim to establish incentive targets annually at industry median levels, with opportunity above median for correspondingly higher performance. The overall incentive potential varies depending upon the executive’s position. For 2006, our chief executive officer had an incentive target of 100% of base salary and other named executive officers had an incentive target of 60% of base salary. Potential incentive payout ranged from zero to 200% of each executive officer’s bonus target. The maximum payout would have required the Company to exceed all predetermined financial targets. For additional information about the annual incentive plan, please refer to the “Grants of Plan-Based Awards Table,” which shows the threshold, target and maximum incentive amounts payable under the plan for 2006, and the “Summary Compensation Table,” which shows the actual non-equity incentive plan compensation paid to executives for 2006 fiscal year performance.

The following financial performance targets and relative weights were established for 2006: 1) sales compared to budget level: 30%; 2) operating income compared to budget level: 30%; 3) specific achievement of operating income growth goals compared to prior year: 30%; and 4) inventory turns compared to budget level: 10%. These targets and weights continue into 2007 and are based on the significance of these key performance indicators in driving stockholder value. In the three years prior to 2006, the annual incentive plans yielded payouts ranging from 60% to 103% of targets.

Long-Term Incentive Compensation

To link executives’ compensation to the Company’s long-term financial success and provide our executive officers with performance incentives, we also granted non-qualified stock options to our executive officers in 2006 under the Advance Auto Parts Long-Term Incentive Plan, which was approved by stockholders in May 2004. Guidelines for stock option awards are established for positions within the Company based on the relative competitive level of total direct compensation compared to the retail market. Individual executives’ stock option grants were determined based on the executive’s performance relative to the established stock option guidelines.

Except for the employee stock options awarded in 2006 or awarded as part of the compensation arrangement for a newly hired executive officer, stock option grants have been approved by the Committee at a meeting held one to two days prior to the public release of the Company’s periodic financial results. The grant date for such stock awards is generally the third trading day on New York Stock Exchange following the release of earnings. The grant dates for the February 2006 option grants coincided with the date of approval by the Committee. All options granted in 2006 have a term of seven years and vest in equal thirds during the three years following grant, starting with the first anniversary of the grant, according to the terms of the option agreements. Newly-hired executives are generally eligible to receive long-term incentive grants shortly after their hire date based on guidelines and grant schedule approved by the Committee. Please refer to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables for additional information about executives’ 2006 long-term incentive awards.

For 2007, the Compensation Committee decided to grant long-term incentive awards in the form of stock appreciation rights and restricted stock. The February 2007 long-term incentive awards were granted with 75% of the value in stock appreciation rights and the remaining 25% in restricted stock. Stock appreciation rights were granted with an exercise price equal to the closing stock price on the grant date. Stock appreciation rights have a term of seven years and vest in equal thirds during the three years following grant, starting with the first anniversary of the grant, according to the terms of the stock appreciation rights award certificate. The restricted stock awards do not vest until February 2010, but dividend and voting rights were granted as part of the restricted stock awards.

We believe the use of stock appreciation rights and restricted stock is an effective way to continue the alignment of executive performance and achievement with stockholder interests and to reduce future dilution for stockholders.

Retirement Savings Programs

Executives are eligible to participate in the Company’s 401(k) plan, along with other eligible employees of the Company, once they meet eligibility requirements. Generally, executives’ ability to accumulate retirement savings through the Company’s 401(k) plan is limited due to Internal Revenue Service limitations with respect to highly compensated employees. Consequently, the Company has established a non-qualified deferred compensation plan for named executive officers and certain other eligible executives. Pursuant to the plan, eligible employees were able to defer up to ten percent of their annual salary and up to ten percent of bonus earnings in 2006. These maximum deferral limits were increased to 30% starting in 2007. Earnings on deferrals depend on the investment funds selected by the executives, all of which are market-based. The Company made no contributions and did not match executives’ deferrals in 2006. All compensation deferred under this plan is distributed in cash to the executive on a future date elected by the participating executive or upon termination of employment, whichever occurs first.

Named executive officers and senior vice presidents of the Company may also voluntarily defer up to 50% of their base salary on a bi-weekly basis into the Company’s Deferred Stock Unit Plan. Deferred earnings are converted into equivalent stock units of Company stock based on the closing stock price on the deferral date. Prior to the beginning of the year in which the deferrals begin, eligible executives make irrevocable participation elections and designate future distribution dates for both the deferred compensation and deferred stock unit plans. All deferred stock units are settled in Company stock. Specific information about named executive officers’ deferrals is presented in detail under “2006 Non-qualified Deferred Compensation Table” contained in this proxy statement.

Other Compensation

The Company provides named executive officers and certain other executives taxable allowances that the Company and the Committee believe are reasonable and consistent with the objectives of the overall compensation program, and better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews allowance levels for named executive officers. Executives may apply their allowances toward personal automobile expenses, legal and financial planning, health club memberships, and personal supplemental disability or life insurance policies based on their individual needs. The Company specifically excludes country club memberships from its allowance plan. Offering these allowances enables the Company to maintain a competitive total compensation package for executives. Allowance reimbursement amounts for named executive officers are included in the “Summary Compensation Table” contained in this proxy statement. Our named executive officers are also eligible for personal use of the Company airplane in accordance with the airplane use policy approved by the Compensation Committee.

Effective March 31, 2006, the Company entered into employment agreements with Messrs. Coppola, Klasing, Moore, Mueller, Wade and other selected officers. The initial term of the agreements was one year, and the agreements extend from year-to-year unless terminated by the employee or the Company. The agreements contain severance provisions that provide for payment of one year of base salary upon termination of employment by the Company without cause or by the employee with good reason as defined in the employment agreement. The agreements also provide for payment of the pro rata share of any bonus that is based upon the Company’s achievement of certain financial targets approved by our Board and earned by the affected executive officer prior to the termination of his employment as well as any unused vacation due to the employee prior to the termination of employment. The executive officer has also agreed not to compete with the Company, to preserve our confidential information, not to recruit or employ our employees in other businesses and not to solicit our customers or suppliers for competitors during the term of the executive’s employment and for one year following termination of employment. In the case of death, a lump sum amount equal to the executive’s annual salary shall be paid to his designated beneficiary or estate. In the case of termination of employment due to disability as defined in the agreement, the executive will receive an amount equal to 30 percent of his base salary for a one-year period in addition to the benefits under our qualified group disability plan. Executives are also granted a right to continue their medical benefits for one year at the same cost as active employees during the one-year period. These agreements are intended to provide for a continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control Table” contained in this proxy statement.

Ownership Guidelines

The Board adopted stock ownership guidelines in November 2006 which established required levels of stock ownership by named executive officers and members of our Board. These guidelines are designed to further strengthen and align Company leadership with stockholders’ interests and to enhance stockholder value over the long-term. Details of these guidelines are included in the Security Ownership section of this proxy statement and are posted on the Company’s web site.

Tax Deductibility of Pay

We consider the potential impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year paid to the Company’s named executive officers other than compensation paid in accordance with a stockholder approved performance-based incentive plan. Although all annual incentive plan payments to named executive officers have been made according to a performance-based incentive plan for the past five years, this proxy statement includes a proposal for stockholders to approve a performance-based, annual incentive compensation plan that will provide flexibility in structuring total direct compensation for its executives in the future that is consistent with the requirements of Section 162(m). We intend to structure compensation payments to meet the requirements of Section 162(m), other than restricted stock or restricted stock units which are not considered performance-based under 162(m) of the Tax Code and, as such are generally not deductible by the Company. However, the Compensation Committee retains the authority to award compensation which may not be fully deductible by the Company. Stockholder approval of the 2004 Long-Term Incentive Plan permits us to exclude from the $1 million limit any performance-based compensation resulting from options or other qualifying awards granted under the plan to our named executive officers.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides the compensation earned for 2006 by the chief executive officer, principal financial officer and the other three most highly compensated executive officers as of the end of our last completed fiscal year.
Name and Principal Position	Year	Salary ($)	Option Awards (a) ($)	Non-Equity Incentive Plan Compensation(b) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (c) ($)	All Other Compensation (d) (e) (f) (g) (h) ($)	Total ($)

Michael N. Coppola	2006	$ 772,502	$ 2,383,314	$ 54,990	$ 6,675	$ 23,059	$ 3,240,540
Chairman, President
and Chief Executive Officer

Michael O. Moore	2006	380,260	439,592	16,159	-	106,899	942,910
EVP, Chief Financial Officer

Jimmie L. Wade	2006	481,510	1,223,406	20,548	3,188	17,496	1,746,148
EVP, Business Development

Paul W. Klasing	2006	358,748	857,274	15,334	1,367	16,698	1,249,421
EVP, Stores

David B. Mueller	2006	341,234	727,592	14,699	-	11,458	1,094,983
EVP, Merchandising & Marketing

(a)	Represents the fair value of employee stock options which vested during 2006, consistent with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” The assumptions of the Black-Scholes valuation method are discussed in Part 4, Item 15 of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2007.
(b)	Amounts in this column were paid to the named executives in March 2007 according to the annual incentive plan in place for our 2006 fiscal year.
(c)	Represents unrealized gains or losses on market-based investments selected by executives for their deferred compensation balances.
(d)	Company matching contributions according to the terms of the Company’s 401(k) plan are included in this column.
(e)	Includes life insurance premiums paid by the Company for coverage equal to one times the executive’s annual salary according to our normal life insurance benefit, and an equivalent amount required to cover a benefit stated in the terms of each executive’s employment contract.
(f)	Company expenses related to executive allowance reimbursements for 2006 were as follows: Mr. Coppola - $14,000 for personal automobile use; Mr. Moore - $9,000 for personal automobile use and supplemental insurance; Mr. Wade - $9,000 for personal automobile use; Mr. Klasing - $9,000 for personal automobile use, supplemental insurance and fitness club use; and Mr. Mueller- $9,000 for personal automobile use, supplemental insurance and financial planning. Information about these taxable perquisites is provided under the heading “Other Compensation” of this proxy statement.
(g)	For Mr. Moore, this column also includes reimbursement of $57,481 for moving expenses and a tax reimbursement in the amount of $39,594 provided in accordance with the Company’s relocation program.
(h)	This column also includes the value of any personal use of the Company aircraft calculated as the incremental cost to the Company and tax reimbursements related to personal use of the Company aircraft. Individual expenses related to plane use and any related tax reimbursements provided in accordance with the Company’s plane use policy, respectively, for 2006 were as follows: Mr. Coppola - $1,191 and $528; Mr. Wade - $1,191 and $528; Mr. Klasing - $1,191 and $264; and Mr. Mueller - $1,191 and $528. The incremental cost to the Company for personal use of Company aircraft is calculated based on the primary variable operating costs to the Company, including fuel, maintenance and other miscellaneous variable costs. Tax reimbursement amounts are based on the taxable value of the personal use calculated in accordance with IRS regulations.

2006 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of cash and stock-based awards made under our employee compensation and incentive plans. The non-equity incentive plan information represents our annual bonus plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Mr. Coppola	2/21/2006	$ 136,500	$ 780,000	$ 1,560,000	210,000	$ 40.45	$ 2,244,900
Mr. Moore	2/21/2006	40,111	229,207	458,414	90,000	40.45	962,100
Mr. Wade	2/21/2006	51,005	291,458	582,916	105,000	40.45	1,122,450
Mr. Klasing	2/21/2006	38,063	217,501	435,002	90,000	40.45	962,100
Mr. Mueller	2/21/2006	36,486	208,490	416,980	90,000	40.45	962,100

The threshold non-equity incentive award amounts shown in the table represent the amounts that would have been paid if the Company’s performance had met the minimum level of all four financial targets as more fully described in the Compensation Discussion and Analysis section of this proxy statement. The target amounts represent the amounts that would be paid to the named executive officers if the Company’s performance met the budgeted level of each financial target, and the maximum amounts represent the amounts that would have been paid if the Company’s performance exceeded all financial targets. The 2006 stock options awards become exercisable in three approximately equal installments commencing on February 20, 2007, and have a term of seven years.

Outstanding Equity Awards at 2006 Fiscal Year-End Table

The following table provides information concerning non-qualified employee stock options granted to our named executive officers that were outstanding at the end of our last fiscal year.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Outstanding Vesting Dates

Mr. Coppola	30,000	-	$7.00	4/5/2008	Vested
	36,000	-	14.00	3/12/2009	Vested
	42,000	-	13.46	2/18/2010	Vested
	45,000	-	24.34	8/18/2010	Vested
	70,000	35,000	26.21	2/23/2011	Balance vested on February 23, 2007
	100,000	50,000	23.88	9/14/2011	Balance vests on September 14, 2007
	100,000	200,000	33.37	2/22/2012	Equally vests on February 22, 2007 and 2008
	-	210,000	40.45	2/21/2013	Equallly vests on February 21, 2007, 2008 and 2009

Mr. Moore	15,000	30,000	42.10	12/19/2012	Equally vests on December 19, 2007 and 2008
	-	90,000	40.45	2/21/2013	Equallly vests on February 21, 2007, 2008 and 2009

Mr. Wade	109,999	-	14.00	3/12/2009	Vested
	40,000	-	13.46	2/18/2010	Vested
	45,000	-	24.34	8/18/2010	Vested
	90,000	45,000	26.21	2/23/2011	Balance vested on February 23, 2007
	45,000	90,000	33.37	2/22/2012	Equally vests on February 22, 2007 and 2008
	-	105,000	40.45	2/21/2013	Equallly vests on February 21, 2007, 2008 and 2009

Mr. Klasing	75,000	-	7.00	4/5/2008	Vested
	90,000	-	14.00	3/12/2009	Vested
	90,000	-	13.46	2/18/2010	Vested
	15,000	-	24.34	8/18/2010	Vested
	60,000	30,000	26.21	2/23/2011	Balance vested on February 23, 2007
	30,000	60,000	33.37	2/22/2012	Equally vests on February 22, 2007 and 2008
	-	90,000	40.45	2/21/2013	Equally vests on February 21, 2007, 2008 and 2009

Mr. Mueller	20,000	10,000	26.21	2/23/2011	Balance vested on February 23, 2007
	20,000	10,000	27.51	11/10/2011	Balance vests on November 10, 2007
	30,000	60,000	33.37	2/22/2012	Equally vests on February 22, 2007 and 2008
	-	90,000	40.45	2/21/2013	Equally vests on February 21, 2007, 2008 and 2009

2006 Option Exercises and Stock Vested Table

No named executive officers exercised employee stock options during 2006.

2006 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to our named executive officers concerning executive contributions to non-qualified deferred compensation plans during 2006. Aggregate earnings information includes changes in market value of the investments plus any dividends received by the executive for their deferred stock units. The amounts reported in this table are also included in information provided in the Summary Compensation Table.

Name	Executive Contributions in Last FY (a) (b) ($)	Registrant Contributions in Last FY (a) ($)	Aggregate Earnings in Last FY (a) (b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Coppola	$155,056	-	$6,675	-	$231,397
Mr. Moore	-	-	-	-	-
Mr. Wade	60,900	-	3,188	-	287,365
Mr. Klasing	35,736	-	1,367	-	123,051
Mr. Mueller	-	-	-	-	-

(a)	Additional information is provided under “Retirement Savings” in the Compensation Discussion and Analysis section of this proxy statement.
(b)	Any amounts reported in columns for “Executive Contributions” or “Aggregate Earnings” are also reported as salary in the Summary Compensation Table of this proxy statement.

Potential Payments Upon Termination or Change in Control Table

The following table provides an estimate of the inherent value of each of our named officer’s employment agreement or other compensation arrangements described above, assuming termination of employment or change in control occurred on December 30, 2006, the last day of our 2006 fiscal year.

Executive and Benefits	Voluntary Termination or Due Cause (a)	Retirement	Disability	Death	By Company Other than Retirement, Disability, Death, or Due Cause or by Employee for Good Reason(a)	Change in Control
Mr. Coppola
Salary Continuation	$-	$-	$-	$780,000	$780,000	$-
Annual Incentive Plan (b)	-	54,990	54,990	54,990	54,990	-
Stock Options (c) (d) (e)	5,107,470	6,456,225	6,456,225	6,456,225	5,107,470	6,456,225
Healthcare (f)	-	-	8,098	-	8,098	-
Life Insurance	-	-	-	780,000	-	-
Disability (g)	-	-	702,000	-	-	-
Deferred Compensation (h)	231,397	231,397	231,397	231,397	231,397	231,397

Mr. Moore
Salary Continuation	$-	$-	$-	$382,013	$382,013	$-
Annual Incentive Plan (b)	-	16,159	16,159	16,159	16,159	-
Stock Options (c) (d) (e)	-	-	-	-	-	-
Healthcare (f)	-	-	7,282	-	7,282	-
Life Insurance	-	-	-	382,013	-	-
Disability (g)	-	-	343,812	-	-	-
Deferred Compensation (h)	-	-	-	-	-	-

Mr. Wade
Salary Continuation	$-	$-	$-	$485,763	$485,763	$-
Annual Incentive Plan (b)	-	20,548	20,548	20,548	20,548	-
Stock Options (c) (d) (e)	4,700,663	5,318,378	5,318,378	5,318,378	4,700,663	5,318,378
Healthcare (f)	-	-	8,098	-	8,098	-
Life Insurance	-	-	-	485,763	-	-
Disability (g)	-	-	437,187	-	-	-
Deferred Compensation (h)	287,365	287,365	287,365	287,365	287,365	287,365

Mr. Klasing
Salary Continuation	$-	$-	$-	$362,502	$362,502	$-
Annual Incentive Plan (b)	-	15,334	15,334	15,334	15,334	-
Stock Options (c) (d) (e)	6,866,490	7,278,300	7,278,300	7,278,300	6,866,490	7,278,300
Healthcare (f)	-	-	8,098	-	8,098	-
Life Insurance	-	-	-	362,502	-	-
Disability (g)	-	-	326,252	-	-	-
Deferred Compensation (h)	123,051	123,051	123,051	123,051	123,051	123,051

Mr. Mueller
Salary Continuation	$-	$-	$-	$347,484	$347,484	$-
Annual Incentive Plan (b)	-	14,669	14,669	14,669	14,669	-
Stock Options (c) (d) (e)	413,610	718,830	718,830	718,830	413,610	718,830
Healthcare (f)	-	-	8,000	-	8,000	-
Life Insurance	-	-	-	347,484	-	-
Disability (g)	-	-	312,736	-	-	-
Deferred Compensation (h)	-	-	-	-	-	-

(a)	Termination for due cause makes an executive ineligible for any employment agreement benefits other than any rights he may have under the normal terms of other benefit plans. Unvested options expire 90 days after the date of termination.
(b)	Executives are eligible only for annual incentive payments earned prior to their termination date. The delivery of any such payments would coincide with the regular payment date for other executives. Refer to the “Grants of Plan-Based Awards Table”

for the range of potential payments. Actual amounts earned for 2006 are shown here. In the case of voluntary termination or termination for due cause, the executive would be ineligible to receive the payment because he would not have been actively employed on the date of distribution.
(c)	Amounts shown here are calculated as the differences between the exercise price of the outstanding stock options and the closing price of our stock at the end of our fiscal year ($35.56). Mr. Moore had no “in-the-money” stock options at the end of our fiscal year.
(d)	An executive’s retirement, defined as age 55 plus 10 years of service, allows all unvested stock options to continue vesting into retirement. “Retirement” column amounts indicate the value of all outstanding options, based on footnote (c), assuming all executives qualify for retirement.
(e)	The terms of executives’ stock option agreements provide that all stock options are 100% vested when a change in control occurs, unless an equivalent substitute equity award is provided by the acquiring company.
(f)	Amounts provided here represent the Company’s cost of providing one year of healthcare coverage to the executive.
(g)	Disability amounts shown consist of the amount the executives receive under the Company’s qualified plan plus an amount equal to 30% of their annual salary as specified in their employment agreements.
(h)	Executives’ deferred compensation balances are always 100% vested and are not affected by any type of termination.

NON-MANAGEMENT DIRECTOR COMPENSATION

Under our director compensation program, each non-management director receives a combination of cash and equity-based compensation. Non-management directors receive an annual retainer of $25,000 and all additional applicable retainers or fees as set forth in the following table. Specific committee member information is provided in the Corporate Governance section of this proxy statement.

Board Participation Type	Retainer/Fee
Lead Director	$ 25,000
Audit Committee Chair	$ 15,000
Compensation Committee Chair	$ 10,000
Finance Committee Chair	$ 10,000
Nominating and Corporate Governance Committee Chair	$ 10,000
Attendance at each Board Meeting	$ 2,000
If Attendance is Telephonic	$ 1,000
Attendance at each Committee Meeting	$ 1,000
If Attendance is Telephonic	$ 750

Each non-management director may elect to receive all or a portion of his or her annual retainer on a deferred basis in the form of deferred stock units. Each deferred stock unit is equivalent to one share of our common stock. Dividends paid by the Company are credited toward the purchase of additional deferred stock units. Deferred stock units are payable in the form of common stock to participating directors over a specified period of time as elected by the participating director, or whenever their Board service ends, whichever is sooner.

In addition, each non-management director receives stock-based compensation. Upon appointment ot the Board, a director receives an initial grant of 7,500 non-qualified stock options and 825 deferred stock units. Thereafter, an annual grant of 7,500 stock options and 825 deferred stock units is made to each director shortly after the date of the annual stockholder meeting. Each new director's first annual grant is prorated based upon the number of days served as a director during the year preceding the first annual grant.  Stock option grants vest in three equal annual installments commencing on the first anniversary of the grant and expire after seven years. Deferred stock units are fully vested upon grant but are not available for distribution until the director's service on the Board ends.

2006 Director Summary Compensation Table

Information provided in the following table reflects the compensation delivered to non-management directors for our last fiscal year:

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards ($) (c)	All Other Compensation ($) (d)	Total ($)
John C. Brouillard	$ 49,250	$ 31,639	$65,544	$ 729	$147,162
Lawrence P. Castellani	40,250	31,639	1,185,244	149	1,257,282
Darren R. Jackson	50,000	31,639	62,193	513	144,345
Nicholas J. LaHowchic	35,250	31,639	19,712	257	86,858
William S. Oglesby	56,000	31,639	57,036	699	145,374
Gilbert T. Ray	54,500	31,639	77,958	596	164,693
Carlos A. Saladrigas	56,500	31,639	98,768	546	187,453
William L. Salter	69,500	31,639	94,904	629	196,672
Francesca M. Spinelli	50,500	31,639	93,299	645	176,083

(a)	Information includes paid or deferred board annual retainers, chair retainers and board and committee meeting fees paid to directors based on their respective meeting attendance during 2006.
(b)	Deferred Stock Unit grant value is based on the number of units granted multiplied by the stock price ($38.35) on May 22, 2006, the grant date.
(c)	Represents the fair value of employee stock options which vested during 2006, consistent with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” The assumptions of the Black-Scholes valuation method are discussed in Part 4, Item 15 of the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2007. The grant date fair value per option was $10.25 for the 2006 grant.
(d)	Figures reported are the value of dividends earned on Deferred Stock Units and converted to additional deferred stock units.

Directors Outstanding Equity Award at 2006 Fiscal-Year End

The following table provides information about non-management directors’ outstanding equity as of the end of our last fiscal year:

Name	Outstanding Stock Options (#)	Outstanding Deferred Stock Units (#)
John C. Brouillard	22,500	3,251
Lawrence P. Castellani (a)	742,500	828
Darren R. Jackson	21,250	2,348
Nicholas J. LaHowchic	7,500	1,427
William S. Oglesby	19,375	3,291
Gilbert T. Ray	28,750	2,694
Carlos A. Saladrigas	45,000	2,486
William L. Salter	48,124	2,833
Francesca M. Spinelli	48,750	2,901

(a)	Grants for Mr. Castellani reflect those awarded to him during his tenure as our past chief executive officer and chairman and other grants awarded to him under our director compensation arrangement, all of which continue to vest during his service as a board member.

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

The following table provides information about our executive officers at March 28, 2007.

Name	Age	Position
Michael N. Coppola	58	Chairman, President and Chief Executive Officer and Director
Paul W. Klasing	47	Executive Vice President, Stores
Michael O. Moore	56	Executive Vice President, Chief Financial Officer
David B. Mueller	48	Executive Vice President, Merchandising and Marketing
Elwyn G. Murray III	40	Executive Vice President, Administration
Jimmie L. Wade	52	Executive Vice President, Business Development
Eric M. Margolin	53	Senior Vice President, General Counsel and Secretary
Keith A. Oreson	50	Senior Vice President, Human Resources
Our executive officers are elected by and serve at the discretion of our Board. Set forth below is a brief description of the business experience of all executive officers other than Mr. Coppola, who is also a Director and whose business experience is set forth in the “Information Concerning Members of Our Board” section of this proxy statement.

Mr. Klasing, Executive Vice President, Stores, joined us in April 1995 and has held his current position since August 2003. From October 1999 to August 2003, Mr. Klasing served as Executive Vice President, Merchandising and Marketing. From July 1997 to October 1999, Mr. Klasing served as our Senior Vice President, Purchasing. Prior to July 1997, Mr. Klasing held various other positions with us.

Mr. Moore, Executive Vice President, Chief Financial Officer, joined us in December 2005. Prior to joining Advance, Mr. Moore worked for Cato Corporation from 1998 to December 2005, where he served as Executive Vice President, Chief Financial Officer and Secretary. Mr. Moore also served on Cato’s Board. Prior to Cato, Mr. Moore served as Vice President and Chief Financial Officer for the Party Experience, a privately held specialty party goods retailer, from 1997 to 1998. From 1994 to 1997, he worked for David’s Bridal where he held the positions of Executive Vice President and Chief Operating Officer from 1994 to 1995, and Executive Vice President and Chief Financial Officer from 1995 to 1997. Prior to 1994, Mr. Moore worked for Bloomingdale’s, where he held a variety of positions and ultimately served as Senior Vice President and Chief Financial Officer.

Mr. Mueller, Executive Vice President, Merchandising and Marketing, joined us in March 2003 and has held his current position since November 2004. From October 2003 to November 2004, Mr. Mueller served as Senior Vice President, Merchandising and Marketing. From March 2003 to October 2003, he served as Vice President, Merchandising Support. Before joining Advance, Mr. Mueller served as Director of Operations for Nutrition Warehouse, a vitamin supplements company, from December 2000 to March 2003. From February 1999 to December 2000, he served as a partner in a privately held retail company. From January 1997 to January 1999, he served as Director of Natural and Organic Marketing with Tops Friendly Markets, a division of Ahold USA, and served as Director of Category Management for Ahold USA from January 1995 to December 1996. Prior to 1995, Mr. Mueller served as Vice President of Merchandising for Fresh Fields, a privately owned supermarket chain.

Mr. Murray, Executive Vice President, Administration, joined us in April 2005. Before joining Advance, Mr. Murray served in a variety of positions for Food Lion, LLC. From May 2002 to January 2005, he served as Senior Vice President of Store Operations. From January 2001 to April 2002, he served as Senior Vice President of Procurement, Distribution and Quality Assurance. From July 1999 to December 2000, he served as Vice President of Procurement and Pricing, and from December 1998 to June 1999, he held the position of Vice President of Marketing. Prior to 1998, Mr. Murray held a number of other positions with Food Lion in a variety of functional areas including category management, information technology and purchasing.

Mr. Wade, Executive Vice President, Business Development, joined us in February 1994 and has held his current position since May 2005. Mr. Wade was named President in October 1999 and was named Chief Financial Officer in March 2000. He served as President and Chief Financial Officer through August 2003 and served as President until May 2005. Mr. Wade also served as our Secretary from March 2000 until April 2001. Prior to 1993, Mr. Wade was Vice President, Finance and Operations, for S.H. Heironimus, a regional department store company. Mr. Wade is a certified public accountant.

Mr. Margolin, Senior Vice President, General Counsel and Secretary, joined us in April 2001. From 1993 to June 2000, Mr. Margolin was Vice President, General Counsel and Secretary of Tire Kingdom, Inc., a retailer of tires and provider of automotive services, which now operates as TBC Corporation, a subsidiary of Sumitomo Corporation of America. Prior to 1993, Mr. Margolin served as the general counsel for several companies in the apparel manufacturing and retail field.

Mr. Oreson, Senior Vice President, Human Resources, joined us in May 2005. Before joining Advance, Mr. Oreson served as Vice President of Human Resources for Frank’s Nursery & Crafts, Inc. from 1998 to 2005. From 1993 to 1997, he served as Senior Vice President, Human Resources for ARAMARK Uniform Services. Prior to 1993, Mr. Oreson worked for Pizza Hut, a division of PepsiCo, where he held a variety of positions, ultimately serving as Division Director, Human Resources.

There are no family relationships among any of our executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the ownership of our common stock at March 28, 2007 by:

•	each person or entity known to us that beneficially owns more than 5% of our common stock;
•	each member of our Board;
•	each of our executive officers named in the “Summary Compensation Table” included in the “Executive Compensation” section of this proxy statement; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 28, 2007 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. The address of each beneficial owner for which an address is not otherwise indicated is: c/o Advance Auto Parts, Inc., 5008 Airport Road, Roanoke, Virginia 24012. Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change in control of the Company.

The percentages of common stock beneficially owned are based on 105,984,337 shares of our common stock outstanding at March 28, 2007.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, Maryland 21202	5,620,985	5.3%
Lawrence P. Castellani(2)	706,958	*
Michael N. Coppola(3)	698,616	*
John C. Brouillard(4)	18,256	*
Darren R. Jackson(5)	14,019	*
Nicholas J. LaHowchic(6)	9,930	*
William S. Oglesby(7)	16,213	*
Gilbert T. Ray(8)	29,049	*
Carlos A. Saladrigas(9)	39,990	*
William L. Salter(10)	45,337	*
Francesca M. Spinelli(11)	45,656	*
Paul W. Klasing(3)(12)	509,259	*
Michael O. Moore(3)	50,588	*
David B. Mueller(3)	146,260	*
Jimmie L. Wade(3)	381,574	*
All executive officers and directors as a group (17 persons)(13)	2,910,107	2.7%
_______________
*  Less than 1% of the outstanding shares of common stock.

(1)	According to a Schedule 13G filed with the SEC on February 12, 2007 by T. Rowe Price Associates, Inc., “these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.”
(2)	Includes 829 shares of our common stock with respect to deferred stock units and 677,500 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.
(3)	Includes shares of our common stock subject to options beneficially owned by the following persons and exercisable within 60 days of March 28, 2007: Mr. Coppola, 628,000 options; Mr. Klasing, 450,000 options; Mr. Moore, 45,000 options; Mr. Mueller, 140,000 options; and Mr. Wade, 345,000 options. Also includes shares of our restricted stock owned by the following persons: Mr. Coppola, 13,148 shares; Mr. Klasing, 5,259 shares, Mr. Moore, 5,588 shares, Mr. Mueller, 5,916 shares and Mr. Wade, 6,574 shares. Mr. Mueller also owns 21 shares of our common stock with respect to deferred stock units.
(4)	Includes 2,808 shares of our common stock issuable with respect to deferred stock units and 15,000 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.

(5)	Includes 2,352 shares of our common stock issuable with respect to deferred stock units and 11,667 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.
(6)	Includes 1,430 shares of our common stock issuable with respect to deferred stock units and 2,500 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.
(7)	Includes 3,296 shares of our common stock issuable with respect to deferred stock units and 10,417 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.
(8)	Includes 2,699 shares of our common stock issuable with respect to deferred stock units and 21,250 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.
(9)	Includes 2,490 shares of our common stock issuable with respect to deferred stock units and 37,500 shares of our common stock subject to options exercisable within 60 days of March 28, 2007.
(10)	Includes 2,838 shares of our common stock issuable with respect to deferred stock units and 40,624 shares subject to options beneficially owned and exercisable within 60 days of March 28, 2007.
(11)	Includes 2,906 shares of our common stock issuable with respect to deferred stock units and 41,250 shares subject to options and exercisable within 60 days of March 28, 2007.
(12)	Includes indirect ownership of 54,000 shares held by Mr. Klasing’s wife.
(13)	Includes 25,851 shares of our common stock issuable with respect to deferred stock units, 48,055 shares of our common stock with respect to restricted common stock and 2,616,708 shares of our common stock subject to options beneficially owned and exercisable within 60 days of March 28, 2007 by our executive officers and directors.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE COMMITTEE

In an effort to align the interests of non-employee directors and members of management’s Executive Committee more closely with the interests of stockholders, the Company’s Board has adopted Stock Ownership Guidelines as follows:

Directors	Stock valued at 3 times their annual retainer
Chairman, President and CEO	Stock valued at 3 times their annual base salary
Other Executive Committee Members	Stock valued at 1 times their annual base salary

Incumbent Directors and Executive Committee Members are expected to achieve this level of stock ownership by the end of year 2012. Current Executive Committee Members who have been in their current positions for less than two years will be given an additional two years to reach the target ownership levels. Those individuals who do not achieve the required levels of ownership within the prescribed amount of time will be required to retain a designated percentage of the net shares received upon the exercise of any stock options or stock appreciation rights until the guideline ownership levels have been reached.

Shares or units held by a director or an executive officer in any deferral plan are included in calculating the value of ownership to determine whether the minimum ownership requirement has been met. Currently, each director receives a portion of his or her annual retainer in the form of deferred stock units and is permitted to defer a portion of his or her cash retainer in the form of deferred stock units.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no Forms 5 were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2006, except that one transaction consisting of the acquisition on July 7, 2006 of deferred stock units as a result of the reinvestment of dividends paid on deferred stock unit accounts was reported on a late-filed Form 4 by each of Messrs. Brouillard, Margolin and Oreson, respectively, on July 18, 2006, and by each of Messrs. Castellani, Jackson, LaHowchic, Oglesby, Ray, Saladrigas and Salter and Ms. Spinelli, respectively, on July 20, 2006.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2007

Our Audit Committee has selected Deloitte as our independent registered public accounting firm for 2007. Deloitte also served as our independent registered public accounting firm for fiscal 2006. You are being asked to ratify the appointment by our Audit Committee of Deloitte as our independent registered public accounting firm for 2007.

Members of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If Deloitte should decline to act or otherwise become incapable of acting, or if Deloitte’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent registered public accounting firm for 2007.

  2006 and 2005 Audit Fees

The following table summarizes the aggregate fees billed by Deloitte for 2006 and 2005 for the following professional services:

	2006	2005
	($ in thousands)	($ in thousands)
Audit Fees (a)	$1,477	$1,247
Audit-Related Fees (b)	-	81
Tax Fees (c)	-	32
All Other Fees	-	-
Total	$1,477	$1,360

(a)	Fees for audit services billed in 2006 and 2005 consisted of:
	•	audit of our annual financial statements
	•	reviews of our quarterly financial statements
	•	attestation of management’s assessment and effectiveness of internal controls as required by the Sarbanes-Oxley Act of 2002, Section 404
	•	statutory and regulatory audits, consents and other services related to SEC matters
(b)	2005 audit-related fees consist of due diligence services associated with mergers and acquisitions.
(c)	Fees for tax services related to property taxes and an annual license fee for tax preparation software. Professional service firms other than Deloitte provide other tax consulting and preparation services. These fees are not included in the table above.

The Audit Committee is required by its charter to pre-approve audit services and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee approved all services provided by Deloitte during 2006.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2007.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of Advance’s accounting functions and internal controls and operate pursuant to a written charter approved by Advance’s Board. We are comprised entirely of three independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Advance’s Board has determined the committee’s current chair, Mr. Saladrigas, is the Audit Committee “financial expert,” as defined by SEC rules.

Management is responsible for Advance’s financial reporting process, including Advance’s system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Advance’s independent registered public accounting firm, or “independent accountants,” are responsible for auditing its consolidated financial statements and providing an opinion as to its conformity with accounting principles generally accepted in the United States as well as attesting and reporting on management’s assertion regarding the effectiveness of its internal controls over financial reporting. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to Advance’s financial statements, or any professional certification as to the independent accountants’ work. In addition, we have relied on management’s representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States, and on the representations of independent accountants included in their report on Advance’s financial statements.

During 2006 we met twelve times, including five times via conference call. We schedule our meetings to ensure we have sufficient time to devote attention to all of our tasks. During 2006 and subsequent to the end of the year, we:

•	appointed Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2006;
•	met with management and the independent accountants to review and discuss Advance’s critical accounting policies and significant estimates;
•	met with management and the independent accountants to review and approve the fiscal year 2006 audit plan;
•	met regularly with both the independent accountants and internal audit outside the presence of management;
•
met with management and the independent accountants to review the audited financial statements for the year ended December 30, 2006, and internal controls over financial reporting as of December 30, 2006;

•	reviewed and approved the quarterly and annual reports prior to filing with the SEC;
•	reviewed and approved the quarterly earnings press releases and other financial press releases;
•	met with the Chief Internal Audit Executive to review, among other things, the audit plan, test work, findings and recommendations, and staffing;
•	reviewed the processes by which risk is assessed and mitigated; and
•	completed all other responsibilities under the audit committee charter.

We have discussed with the independent accountants the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which includes a review of significant accounting estimates and Advance’s accounting practices. In addition, we have received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with independent accountants their firm’s independence.

Based upon our discussion with management and the independent accountants, and our review of the representations of management and the independent accountants, we recommended to the Board that the audited consolidated financial statements be included in Advance’s annual report on Form 10-K for the year ended December 30, 2006.

We considered whether the independent accountants’ provision of non-audit services to Advance is compatible with maintaining the independent accountants’ independence, and have determined the provision of the non-audit services are compatible with the independent accountants’ independence. Accordingly, we have approved retention of Deloitte as Advance’s independent registered public accounting firm for fiscal year 2007.

We reviewed and reassessed the adequacy of the Audit Committee Charter and recommended changes, which were approved by the Board.

THE AUDIT COMMITTEE
Carlos A. Saladrigas, Chair
John C. Brouillard
Darren R. Jackson

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2004 LONG-TERM INCENTIVE PLAN

Background

The Board, the Compensation Committee and Company management believe the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. Subject to the approval of the Company’s stockholders, the Board has adopted an amendment to the Advance Auto Parts Inc. 2004 Long Term Incentive Plan (the “Plan”) to increase the number of shares available for awards under the Plan by five million shares. In addition, the Board has approved a Plan amendment to ensure any award under the Plan that constitutes deferred compensation for purposes of Section 409A of the Internal Revenue Code is paid in accordance with the requirements of Section 409A. Amendment of the Plan was approved by the Board on February 14, 2007 and will become effective upon approval by the Company’s stockholders at the Annual Meeting. In the event that the required vote of the stockholders to approve the amendment to the Plan is not obtained, the Plan amendment will not become effective and the Company will continue to make grants of awards pursuant to the terms of the Plan as currently in effect and subject to applicable law. If stockholders do not approve the 409A amendment, the Company cannot make awards that implicate 409A rules without exposing award recipients to applicable 409A tax penalties.

Proposed Amendment

At this time, shareholders are being asked to approve an amendment to the Plan to authorize an additional five million shares for issuance in connection with awards made to eligible participants. The Company believes additional shares are required to support the continuation of the Plan through its termination date of May 19, 2014. For information regarding shares currently available for issuance under the Plan, please see “New Plan Benefits” below. Other provisions are proposed to address regulations imposed by Section 409A. The provisions are intended to enable eligible participants to receive payment of awards under the Plan without incurring additional personal federal tax liability for awards determined to be deferred compensation. Outstanding deferred stock unit awards are currently being administered in compliance with Section 409A, and the provisions do not generally apply to stock options, restricted stock, or stock appreciation rights. The amendment does not affect the nature or amount of awards made under the Plan. All other Plan terms and conditions will remain unchanged.

The full text of the Plan as amended and restated appears as Appendix A to this proxy statement. The following is a summary of the principal provisions of the Plan.

Administration

The Plan is administered by the Compensation Committee.

Term

The term of the Plan commenced May 19, 2004 (the date the Plan was approved by our shareholders) and will expire on May 19, 2014.

Eligibility

The Compensation Committee may select active employees of Advance Auto Parts or its subsidiaries, non-employee directors, and consultants who provide bona fide service to us to receive awards under the Plan. As of December 30, 2006, approximately 600 employees and nine non-employee directors were eligible to participate in the Plan based on the participant’s position with us. No consultants are currently eligible to participate.

Shares Available as Originally Approved by Shareholders

The Plan currently has approximately 4.6 million shares available for grant or issuance in connection with awards made to eligible participants (subject to adjustment as provided below). Any shares granted as stock options or stock appreciation rights are counted against this limit as one share for every one share granted. Any shares granted as awards other than stock options or stock appreciation rights are counted against this limit as 1.7 shares for every one share granted.

Any shares of our Common Stock that are subject to an award, including an award under any of the predecessor plans that were incorporated into the Plan (the “Prior Plans”) that was made prior to and remains outstanding as of the effective date of the Plan, that is forfeited, settled in cash, expires, or is otherwise terminated without the issuance of shares of our Common Stock, will again be available for grant under the Plan so long as no participant has received any benefits of ownership in respect of those shares. In addition, the number of shares available for awards under the Plan will be increased by (i) the number of shares that the Company repurchases in the open market or otherwise with proceeds received from option exercises, (ii) shares that are tendered or withheld to pay the exercise price or purchase price of an award or to settle tax withholding or other obligations arising in connection with an award, and (iii) shares of Common Stock that are not otherwise issued pursuant to an award, in each case including shares with respect to awards made under any of the Prior Plans prior to and remaining outstanding as of the effective date of the Plan.

Any shares of our Common Stock issued under the Plan, including in connection with substitute awards, may consist, in whole or in part, of authorized and unissued shares of our Common Stock, shares purchased in the open market or otherwise, treasury shares, or any combination of the foregoing as the Board or the Compensation Committee may from time to time determine.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or other similar transaction or other change in corporate structure affecting the shares of our Common Stock, an adjustment will be made in the aggregate number, class and kind of shares of our Common Stock or other consideration which may be delivered under the Plan, in the number, class, kind and option or exercise price of shares of our Common Stock subject to outstanding awards, and in the number, class and kind of shares of our Common Stock subject to awards granted under the Plan, as might be determined to be appropriate by the Compensation Committee, in its sole discretion; provided that the number of shares of our Common Stock subject to any award will always be a whole number.

The number of shares available for grants under the Plan or to a participant in any fiscal year will not be reduced by awards granted or shares issued by the Company through the assumption of, or in substitution or exchange for, awards or the right or obligation to make future grants of awards in connection with the acquisition of another corporation or business entity.

Awards

The Plan provides for the grant of options, stock appreciation rights, restricted stock awards, performance awards, dividend equivalents and other stock unit awards, as such terms are defined in the Plan.

Stock Options. The Committee may grant nonqualified options to purchase shares of our Common Stock, either alone or in addition to other awards. The Committee will determine the terms and conditions of all options granted. However, the purchase price will not be less than the fair market value, as defined in the Plan, of a share of our Common Stock on the date of the grant of the option. The term of each option is fixed by our Compensation Committee, but no option will be exercisable after the expiration of ten years from the date of grant. The Committee may determine that the shares of Common Stock to be issued upon an option’s exercise will be in the form of restricted stock or other similar securities. We may not reprice option grants, including the cancellation of an existing grant followed by a regrant, without the express approval of the Company’s shareholders. Upon termination of employment, other than for death, disability or retirement, a participant forfeits all unexercisable options and may exercise all exercisable options by the earlier of 90 days following such termination or the original expiration date of the options.

Stock Appreciation Rights (SARs). SARs may be granted by the Committee to eligible individuals under the Plan. A SAR is a contractual right granted to a participant to receive upon exercise, either in cash or shares, an amount equal to the appreciation of one share from the date of grant. SARs may be granted alone or in tandem with other awards and may relate to a specific option or other award. Any SARs related to an option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Our Compensation Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate. We may not reprice SAR grants, including the cancellation of an existing grant followed by a regrant, without the express approval of our stockholders. When granted in tandem, if the underlying award is exercised or settled, the SAR is cancelled. A freestanding SAR cannot have a term of greater than ten years and an exercise price less than 100% of the fair market value on date of grant.

Performance Awards. Performance-based equity awards may be issued to participants either alone or in addition to other awards granted under the Plan. The performance criteria to be achieved during any performance period under the Plan and the length of the performance period will be determined by the Compensation Committee upon the grant of each performance award, but no performance period may be fewer than twelve months or greater than five years. Performance awards generally will be distributed only after the end of the relevant performance period. Performance awards may be paid in cash, Common Stock, other property or any combination thereof, in the sole discretion of our Compensation Committee at the time of payment.

Dividend Equivalents. The Committee may also grant dividend equivalents to eligible individuals under the Plan either alone or in connection with other awards granted under the Plan. Dividend equivalents represent an amount equal to the regular cash dividends paid on one share and may be paid in cash or may be paid in additional shares or otherwise invested.

Other Stock Unit Awards. Other awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property may be granted to eligible individuals, either alone or in addition to other awards. Other stock unit awards may be paid in shares of our Common Stock, other securities, cash or any other form of property as the Compensation Committee may determine. Our Compensation Committee may impose those conditions or restrictions on the exercise of any other stock award as the Committee may deem appropriate.

Restricted Stock. Restricted stock awards may be issued to participants as real shares (Restricted Stock) or phantom shares (Restricted Stock Units), either alone or in addition to other awards granted under the Plan. The award agreement will set forth a specified period of time, which generally may not be less than three years (the “restriction period”), during which shares or units will be subject to forfeiture or restrictions on transfer. During the restriction period, the participants will generally have all the rights of a shareholder, including the right to vote the shares and the right to receive dividends, unless the Committee determines otherwise.

Awards to Non-employee Directors

The Plan provides that Non-employee Directors are eligible to receive awards under the Plan. To the extent deemed appropriate by the Compensation Committee, awards may be granted to Non-employee Directors upon commencement of service on the Board. In addition, Non-employee Directors are eligible to receive retainer awards for continued service on the Board. Retainer awards granted pursuant to the Plan shall be made annually, shortly after our annual shareholder meeting.

Awards to “Covered Employees”

The Plan provides that if the Compensation Committee determines at the time that an award, other than an option or stock appreciation right with an exercise price not less than 100% of the fair market value of a share of Common Stock on the date of grant, is established for a participant and such participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) (i.e., the Chief Executive Officer or another Advance named executive officer), then the Compensation Committee may make the grant of the award subject to the Company attaining specified levels of one or any combination of performance goals that have been established for the relevant performance period. The Company’s stockholders have approved the following performance goals on which the Committee may base the covered employee’s incentive compensation: operating income, net cash provided by operating activities, earnings per share from continuing operations, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, net income, and/or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. The Compensation Committee will establish these performance goals within the first ninety (90) days of the Performance Period, or by such earlier time as is prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered “pre-established.” The

Committee may, in its discretion, reduce the amount of any award subject to this section based on such criteria as it determines, including, but not limited to, individual merit.

No participant may receive in any three-year period during the term of the Plan, beginning with the date the Plan was approved by the shareholders, stock option awards or freestanding SARs with respect to more than, in each case in the aggregate, 1,000,000 shares of our Common Stock. An option granted with a tandem SAR will only count once against this limit. No participant may be granted restricted stock, performance shares and/or other stock unit awards during any three-year period with respect to more than 500,000 shares. Deferred stock units granted as a result of a participant’s voluntary election to defer cash or other compensation will not count against this limit. The maximum dollar value payable with respect to performance units and/or other stock unit awards that are valued with reference to property other than shares and granted to any participant in any three-year performance period is $4,000,000, with proportionate adjustments for shorter or longer performance periods not to exceed five years. Deferred stock units granted as a result of a participant’s voluntary election to defer cash or other compensation will not count against these limits. These limits are intended to meet the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation.

Change in Control

In general, vesting of awards under the Plan is accelerated upon a change in control of the Company. The Plan provides that, unless our Compensation Committee determines otherwise at the time of grant with respect to a particular award, in the event of a “change in control,” (i) any unvested options and stock appreciation rights outstanding as of the date the change in control is determined to have occurred will become fully exercisable and vested; provided, however, that the Committee may determine to cancel each option or SAR for a payment in an amount equal to the difference between the price paid in the change in control transaction and the purchase price per share under the option or SAR; (ii) the restrictions and deferral limitations applicable to any restricted stock awards will lapse; (iii) all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse and such performance awards will be immediately settled; and (iv) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and such other stock unit awards or other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable. Please see Section 7 of the Plan for the definition of “change in control” under the Plan.

In certain corporate transactions in which a successor company assumes or substitutes new awards of substantially equal value to the awards under the Plan, or the predecessor plans, no accelerated vesting will occur, provided that each award held by a participant at the time of the change in control will vest in full in the event of a termination of the participant without cause within 24 months of the change in control.

Other Key Provisions

Our Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation may be made that would impair rights under an award previously granted under the Plan without the consent of an affected participant. Subject to the provisions of the Plan and any award agreement, the recipient of an award, including, without limitation, any deferred award may, if so determined by our Compensation Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of our Common Stock covered by the award. Our Compensation Committee may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of our Common Stock or otherwise reinvested. Unless otherwise specified by the Compensation Committee in the applicable award agreement, an award granted under the Plan to a participant may not be assigned other than by will or the laws of descent and distribution, and during the lifetime of the participant an award can only be exercised by that participant or his or her guardian or legal representative.

Market Value

The per share closing price of our Common Stock on the New York Stock Exchange on December 30, 2006 was $35.56.

New Plan Benefits

During fiscal 2006, the following equity awards were made under the Plan to the following groups:

	Stock Options	Deferred Stock Units
All named executive officers as a group (1)	585,000	-
All Non-employee Directors as a group (2)	67,500	7,425
All employees, excluding named executive officers, as a group	1,463,500	-

(1)  For additional information regarding awards made during fiscal 2006 to the named executive officers, see “Summary Compensation Table” and “2006 Grants of Plan-Based Awards Table.”
(2)  For additional information regarding awards made during fiscal 2006 to Non-employee Directors, see “2006 Director Summary Compensation Table.”

As of December 30, 2006, the following awards remain outstanding under the Plan: (i) an aggregate of 7,269,000 options at a weighted average purchase price of $29.31 with a weighted average remaining life of 4.58 years and 19,000 vested deferred stock units. At issuance, these amounts would increase the total number of shares of our Common Stock outstanding, which, as of December 30, 2006, was 105,351,000 shares. Also, as of December 30, 2006, 4,565,000 shares of Common Stock (subject to adjustment as permitted by the terms of the Plan) remain available for issuance under the Plan through its May 19, 2014 termination date, without giving effect to the amendment being proposed.

Federal Income Tax Consequences

Stock Options. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the Plan. This summary is not comprehensive and is based upon laws and regulations in effect as of the date of this filing. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the Plan. Participants in the Plan should consult their own tax advisors regarding the tax consequences of participation. Generally, the grant of a nonqualified stock option will create no federal income tax consequences for a participant or the Company. Upon exercising a stock option, a participant will recognize ordinary income equal to the difference between the fair market value of the acquired Common Stock on the date of exercise and the exercise price. At this time, the Company will be entitled to a deduction for the same amount. A sale of common stock acquired through option exercise will result in a capital gain or loss equal to the difference between the exercise price and the fair market value of the common stock on the exercise date. The treatment to a participant of a disposition of Common Stock acquired through the exercise of a stock option depends on how long the shares were held. Generally, there will be no tax consequence to the Company in connection with a disposition of shares of Common Stock acquired under a stock option.

SARs. Similarly, the grant of a SAR will create no tax consequences for a participant or the Company at the time of grant. Upon the actual receipt of the underlying property with respect to the SAR, the participant must recognize ordinary income equal to the difference between the fair market value of the property received and the price paid for the property, if any. At this time, the Company will be entitled to a deduction for the same amount. The fair market value of the property that the participant receives will become the tax basis in the property for federal income tax purposes. The participant will generally recognize capital gain or loss upon the sale as measured by the difference between the sales price and the participant’s basis in the property.

Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the share is no longer subject to forfeiture, less any consideration paid for the restricted stock. At this time, the Company is entitled to a deduction in the same amount. However, a participant who is granted restricted stock may, within 30 days of receiving the award, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” A participant who makes an 83(b) election will recognize ordinary income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss on the subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

Restricted Stock Units. A participant who has received restricted stock units under the Plan will generally recognize ordinary income upon receipt of any shares of Common Stock in satisfaction of the restrictions attached to the award in an amount equal to the then fair market value of such shares received.

Performance Awards. There are no tax consequences to a participant at the time performance awards are granted, but the participant will recognize ordinary income and be subject to wage and employment tax withholding upon the receipt of shares or cash awards upon satisfaction of the applicable performance goals. The Company will generally be entitled to claim a corresponding deduction at such time.

Dividend Equivalents. A participant will recognize ordinary income and be subject to wage and employment tax withholding upon the receipt of payments of related dividend equivalents. The Company will generally be entitled to claim a corresponding deduction at such time.

Other Stock Unit Awards. The recipient of deferred stock units or other stock-based awards will not recognize taxable income at the time of grant as long as the shares associated with such awards are subject to a substantial risk of forfeiture but will recognize ordinary income and be subject to a wage and employment tax withholding when the substantial risk of forfeiture expires or is removed, unless the shares or cash to be paid with respect to such award are deferred until a date subsequent to the vesting date. The Company will generally be entitled to claim a corresponding deduction at such time.

Withholding Taxes. Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and social security taxes, the Company may require the participant to pay the amount required to be withheld before delivering to the participant any shares or other payment to be received under the Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Section 409A of the Code. To the extent that any payments or benefits provided under the Plan are considered deferred compensation subject to Section 409A of the Code, the Company intends for the Plan to comply with the standards for nonqualified deferred compensation established by Section 409A and the regulations promulgated thereunder, (the “409A Standards”). To the extent that any terms of the Plan would subject participants to gross income inclusion, interest or an excise tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards.

Certain Limitations on Deductibility of Compensation

In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, pursuant to Section 162(m) of the Code, the deductibility for federal corporate tax purposes of compensation paid to certain individual senior executive officers of the Company in excess of $1 million in any year may be restricted, subject to certain exceptions. One exception applies to certain “performance-based” compensation, provided that this compensation has been approved by stockholders in a separate vote and certain other requirements are met, such as equity awards granted under the Plan as described more fully in “Awards to Covered Employees.” The Company believes that, as a general rule, it is in the best interests of the Company’s stockholders to meet the requirements for deductibility of Section 162(m) while still maintaining the goals of the Company’s compensation programs. However, when it has been deemed necessary and in the best interests of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the Section 162(m) limits of deductibility.

Equity Compensation Plan Information

The following table sets forth our shares (in thousands) authorized for issuance under our equity compensation plans at December 30, 2006.

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights #	Weighted-average exercise price of outstanding options, warrants, and rights $	Number of securities remaining awailable for future issuance under equity compensation plans #
Equity compensation plans approved by stockholders	7,269	$ 29.31	4,565
Equity compensation plans not approved by stockholders	-	-	-
Total	7,269	$ 29.31	4,565

THE BOARD RECOMMENDS A VOTE FOR
THE PROPOSAL TO AMEND THE
ADVANCE AUTO PARTS, INC. 2004 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 4

APPROVAL OF 2007 EXECUTIVE INCENTIVE PLAN

The Company is asking you to approve the Advance Auto Parts 2007 Executive Incentive Plan (the “Plan”) so we can deduct from our U.S. federal corporate income taxes the full amount of the bonus awards paid under the Plan as allowed by Section 162(m) of the Internal Revenue Code. The disclosure below is a summary only. The full text of the Plan is attached as Appendix B.

Section 162(m) limits our ability to deduct from our U.S. federal corporate income taxes compensation in excess of $1 million per year paid to “covered employees” unless the compensation qualifies as “performance-based.” Compensation cannot qualify as “performance-based” unless the Plan under which it is paid is approved by stockholders. “Covered employees” include our Chief Executive Officer and our other four most highly-compensated executive officers.

Any bonuses paid to “covered employees” in accordance with the terms of the Plan will be fully tax deductible by the Company if this Plan is approved at the Annual Meeting and if we comply with certain other requirements set forth in Section 162(m) of the Internal Revenue Code. If this Plan is not approved at the Annual Meeting, then any bonuses paid to our “covered employees” will not qualify as “performance-based” and will count against the $1 million deductible compensation limit otherwise imposed by Section 162(m).

The Compensation Committee of the Board determines who is eligible to participate in the Plan. Any of our executive officers or the executive officers of any of our subsidiaries may be selected by the Compensation Committee to participate in the Plan. We currently have eight executive officers.

As more fully described in the Compensation Discussion and Analysis section of this proxy statement, our annual incentive compensation is designed to attract and retain executives and to motivate those executives to enhance the profitability and growth of the Company through performance-based annual cash bonuses. The Plan authorizes the payment of cash bonuses based on our actual performance measured against established business and/or financial performance measures. Within 90 days of the start of each fiscal year, the Compensation Committee will determine the executives who will be Participants in the Plan and will approve the performance measure or measures upon which performance goals will be based, the performance goal or goals applicable to each chosen performance measure, the relative weight of each performance measure if more than one is selected, and each Participant’s target bonus percentage. No Participant may receive a bonus under the Plan in excess of the lesser of $5 million or 500% of the Participant’s base salary in any fiscal year. The Compensation Committee can base performance goals on one or any combination of the following performance measures related to the Company, a Subsidiary or an operating unit:

•	Company revenues
•	Company operating earnings or margin
•	Earnings before or after taxes, interest, depreciation, and/or amortization
•	Inventory productivity measures such as inventory turns
•	Share price (including, but not limited to, growth measures and total shareholder return)
•	Earnings per share
•	Economic profit or value created
•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity sales or revenue)
•
Strategic business criteria (including, but not limited to, meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, or acquisitions or divestitures of subsidiaries, affiliates or joint ventures)

No bonus may be paid under the Plan unless and until the Committee certifies that previously established performance goal or goals have been satisfied. The Committee may reduce or eliminate any bonus in its discretion despite achievement of the performance goal or goals, but the Committee may not exercise discretion to increase the amount of bonus payable to a “covered employee.”

The Plan allows a Participant to elect to defer the payment of his or her award in accordance with the terms of our Advance Auto Parts Deferred Compensation Plan (“AAPDC”) as it exists. The Plan does not limit our ability to make payments or awards to employees (including executive officers) under any other plan or arrangement. The Committee selected total sales compared to budget, operating income compared to budget, operating income versus prior year operating income, and inventory turns compared to budget as the performance measures for 2006. The Committee has again selected these performance measures for 2007.

Payments made under the Plan will be taxable to the recipients when paid. If a Participant properly elects to defer a portion of the bonus award to our AAPDC Plan, or any successor plan, the Participant will generally be entitled to defer the recognition of income in accordance with the terms of the deferred compensation plan. As described above, we intend payments under the Plan to qualify as “performance-based” compensation under Section 162(m). As a result, the Company will generally be entitled to a federal income tax deduction corresponding to the amount of income recognized by the Participant.

The Compensation Committee will administer the Plan. The Compensation Committee will have full authority to interpret the Plan, to establish rules and regulations relating to the Plan’s operation, to select the Plan’s Participants, to determine amounts of awards under the Plan and to make all other determinations with respect to the Plan. The Compensation Committee may terminate or amend the Plan at any time. However, any amendment that would require shareholder approval pursuant to Section 162(m), the NYSE listing rules, or any other applicable law, rule or regulation will not be effective without stockholder approval (for example, an amendment to change the approved performance measures or to increase the maximum bonus that may be awarded to an individual Participant in any given year).

The amount that would be paid in the future or would have been paid for the last completed fiscal year to any particular person or group under the Plan is not currently determinable. Information regarding our recent practices with respect to annual incentive awards under the current programs is presented in the “Summary Compensation Table.”

The Plan will be effective as of December 31, 2006, the commencement of the current fiscal year, subject to stockholder approval at the Annual Meeting.

OUR BOARD RECOMMENDS A VOTE FOR APPROVAL OF
THE 2007 EXECUTIVE INCENTIVE PLAN.

OTHER MATTERS

A copy of our 2006 annual report of stockholders is being mailed to each stockholder of record together with this proxy statement. The annual report is not part of our proxy soliciting material.

By order of the Board of Directors,
Eric M. Margolin
Senior Vice President,
General Counsel and Secretary
Roanoke, Virginia
April 11, 2007

Appendix A
ADVANCE AUTO PARTS, INC.
2004 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of May 16, 2007)

SECTION 1. PURPOSE. The purposes of the 2004 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees and Directors of Advance Auto Parts, Inc., a Delaware corporation (“Advance Auto” or the “Company”), and its Affiliates to acquire a proprietary and vested interest in the growth, development and financial success of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

The Company has previously adopted the Advance Auto Parts, Inc. 2001 Executive Stock Option Plan and the Advance Auto Parts, Inc. 2001 Senior Executive Stock Option Plan (collectively, the “Predecessor Plans”), which were established to provide similar equity-based compensation incentives through the grant of stock options. Effective upon the adoption of the Plan by stockholders of the Company, the Predecessor Plans will be merged into this Plan, thereby making available for the grant of awards under this Plan any authorized but unused Shares (as herein defined) not already used for such purpose under the Predecessor Plans. All outstanding option grants under the Predecessor Plans shall continue in full force and effect, subject to their original terms, after the Predecessor Plans are merged into the Plan under the terms and conditions noted above.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings as set forth below:

(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Deferred Stock Unit, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the happening of any of the following events:

(i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);

(ii) a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any

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individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(iii) the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv) the approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

(f) “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on the NASDAQ National Market during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction. To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(i) “Company” shall mean Advance Auto Parts, Inc. a Delaware corporation.

(j) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

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(k) “Deferred Stock Unit” or “DSU” shall mean a bookkeeping entry that represents the right to receive one Share at a future date. DSUs may be granted outright by the Committee or may be granted in exchange for cash compensation deferred by a Participant. To the extent the Company pays a dividend, DSUs will include the right to receive Dividend Equivalents, which are credited in the form of additional DSUs.

(l) “Director” shall mean a member of the Board who is not an Employee.

(m) “Dividend Equivalent” shall mean an amount equal to the cash paid by the Company upon one Share, either as a freestanding Award, or in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs or Other Stock Unit Awards.

(n) “Employee” shall mean any employee of the Company or any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be closing price for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on which the Shares are then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.

(q) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(r) “Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 6(f).

(s) “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan. Participant shall also mean a consultant selected by the Committee who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

(t) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(d).

(u) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(v) “Performance Share” shall mean any grant pursuant to Section 6(d) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(w) “Performance Unit” shall mean any grant pursuant to Section 6(d) of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

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(x) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(y) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(z) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 6(c).

(aa) “Restricted Stock Unit” is a bookkeeping entry that represents the right to receive one share of Common Stock at a future date, and which is subject to the restriction that the holder may not sell, transfer, pledge or assign such unit and other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to receive any Dividend Equivalents, if dividends are paid by the Company), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(bb) “Shares” shall mean the shares of common stock of the Company, par value $.0001 per share.

(cc) “Stock Appreciation Right” or “SAR” shall mean any right granted to a Participant pursuant to Section 6(b) to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(dd) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ee) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION. The Committee shall have full power, discretion, and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to

(a) select the Participants to whom Awards may from time to time be granted hereunder;

(b) determine the type or types of Award to be granted to each Participant hereunder;

(c) determine the number of Shares to be covered by each Award granted hereunder;

(d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

(f)  determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(g)  interpret and administer the Plan and any instrument or agreement entered into under the Plan;

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(h)  establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)  make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Actions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate. A majority of the members of the Committee may act on behalf of the Committee and may fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall be approved and ratified by the Board. In addition, no member of the Board or any of its Committees, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 4. SHARES SUBJECT TO THE PLAN

(a) Effective as of May 19, 2004, and subject to adjustment as provided in Section 4(c), a total of 4,500,000 Shares shall be authorized for grant or issuance under the Plan plus any remaining Shares available for awards under the Predecessor Plans as of the effective date of the merger of the Predecessor Plans with this Plan. Effective as of May 16, 2007, and subject to adjustment as provided in Section 4(c), an additional 5,000,000 Shares shall be authorized for grant or issuance under the Plan. Any Shares issued in connection with Awards other than Options and SARs shall be counted against this limit as 1.7 Shares for every one Share issued.

(i) If any Shares subject to an Award or to an award under the Company’s Predecessor Plans are forfeited or if any Award or award under the Predecessor Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation), by cashless exercise through the Company, or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan.

(iii) In the event that any option or award granted under the Predecessor Plans is exercised through the tendering of Shares (either actually or by attestation), or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for Awards under the Plan.

(iv) Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Predecessor Plans that are exercised after the effective date of the Plan shall be available for Awards under the Plan.

(v) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(vi) Deferred Stock Units granted as a result of a voluntary election by a Participant to defer cash or other compensation otherwise payable to the Participant shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(vii) In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards

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under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or an Affiliate prior to such acquisition or combination.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, SARs or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee, Director or consultant who provides services to the Company or any Affiliate shall be eligible to be selected as a Participant.

SECTION 6. AWARDS. The Committee shall determine the type of Awards to be granted or issued under the Plan and shall approve the terms and conditions governing such Awards through the issuance of an Award Agreement. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other.

(a) STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(i) OPTION PRICE. The purchase price per Share purchasable under an Option shall not be less than the Fair Market Value of the Share on the date of the grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c).

(ii) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(iii) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Except under certain circumstances in connection with a Participant’s termination or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted.

(iv) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option that is exercisable in accordance with the preceding paragraph may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes), via cashless exercise, through a broker, or delivery of other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement.

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(v) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

(vi) PROHIBITION ON REPRICING. The Company may not reprice Option grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders.

(b) STOCK APPRECIATION RIGHTS. Stock Appreciation Rights (“SARs”) may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6(a). The provisions of SARs need not be the same with respect to each recipient. Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised. The Committee may impose such conditions or restrictions on the exercise of any SAR, as it shall deem appropriate; provided that a freestanding SAR shall not have a term of greater than ten years or an exercise price less than 100% of Fair Market Value of the Share on the date of grant. The Company may not reprice SAR grants, including the cancellation of an existing grant followed by a regrant, without the express approval of stockholders of the Company.

(c) RESTRICTED STOCK.

(i) ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Restricted Stock Awards may be real shares (Restricted Stock) or phantom shares (Restricted Stock Units). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain limited situations, Other Stock Unit Awards granted to Employees subject solely to continued employment conditions shall have a vesting period of not less than three years.

(ii) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(iii) FORFEITURE. Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after expiration of the Restriction Period, as determined or modified by the Committee.

(d) PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided, however, that a Performance Period shall not be shorter than 12 months or longer than five years. Except as provided in Section 7, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

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(e) DIVIDEND EQUIVALENTS. Dividend Equivalents may be granted hereunder to Participants either alone (“freestanding”) or in connection with other Awards granted under the Plan. The provisions of Dividend Equivalents need not be the same with respect to each recipient. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(f) OTHER STOCK UNIT AWARDS.

(i) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Except for certain limited situations, Other Stock Unit Awards granted to Employees subject solely to continued employment conditions shall have a vesting period of not less than three years.

(ii) TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 6(f) may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 6(f) may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 6(f) shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 7. CHANGE IN CONTROL PROVISIONS.

(a) IMPACT OF EVENT. Subject to Section 7(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(i) any Options and SARs outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(iii) all Performance Awards shall be immediately accelerated and considered to be earned and payable pro rata based on: (a) the portion of the Performance Period that has been completed as of the date such Change in Control is determined to have occurred and (b) the actual performance as of such date, or if actual performance is not calculable, target performance; in addition, any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(v) Notwithstanding the foregoing, if in the event of a Corporate Transaction the successor company assumes or substitutes for an Option, SAR, Share of Restricted Stock, Dividend Equivalent or Other Stock Unit Award then each

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outstanding Option, SAR, Share of Restricted Stock, Dividend Equivalent or Other Stock Unit Award shall not be accelerated as described in Sections 7(a)(i), (ii) and (iv). For the purposes of this Section 7(a)(v), an Option, SAR, Share of Restricted Stock, Dividend Equivalent or Other Stock Unit Award shall be considered assumed or substituted for if following the Corporate Transaction the award confers the right to purchase or receive, for each Share subject to the Option, SAR, Restricted Stock Award, Dividend Equivalent or Other Stock Unit Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Restricted Stock Award, Dividend Equivalent or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, in the event of a termination of a Participant’s employment in such successor company without cause during the 24-month period following such Change in Control, then each Award held by such Participant at the time of the Change in Control shall be accelerated as described in clauses (i), (ii) and (iv) above.

(b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee may, in its discretion, provide that each Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or SAR (the “spread”) multiplied by the number of Shares granted under the Option or SAR.

SECTION 8. CODE SECTION 162(m) PROVISIONS.

(a) Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award, Dividend Equivalents or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award.

(b) If Restricted Stock, a Performance Award, a Dividend Equivalent or an Other Stock Unit Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and regulations thereunder.

(i) Performance goals shall be based on the attainment of specified of one or any combination of the following: operating income, net cash provided by operating activities, earnings per share from continuing operations, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed.

(ii) Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(iii) the measurement of the Company’s performance against its goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified

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in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis

(c) Notwithstanding any provision of the Plan other than Section 7, with respect to any Restricted Stock, Performance Award, Dividend Equivalent or Other Stock Unit Award that is subject to this Section 8, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or “freestanding” SARs during any three-year period with respect to more than 1,000,000 Shares or Restricted Stock, Performance Shares, Dividend Equivalents and/or Other Stock Unit Awards subject to this Section 8 that are denominated in Shares in any three-year period with respect to more than 500,000 Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant for any three-year period is $4,000,000, with proportionate adjustments for shorter or longer performance periods, not to exceed 5 years. “Tandem” SARs granted in connection with other Awards pursuant to Section 6(b) and Deferred Stock Units granted as a result of a Participant’s voluntary election to defer cash or other compensation otherwise payable to the Participant shall not count against such limits.

SECTION 9. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that stockholder approval is required if such amendment, alteration, suspension, discontinuation or termination would be required under the rules or listing standards of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. on which the Company’s securities are listed, or such approval is required to qualify for or comply with any tax or other regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. In addition, no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

SECTION 10. GENERAL PROVISIONS.

(a) No Award, and no Shares subject to Awards described in Section 6(f) that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

(b) No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

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(c) If required by the Committee, the prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(d) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.

(e) Except as provided in Section 8, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. In addition, Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or Dividend Equivalents with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or Directors of the Company.

(l) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employee’s minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid

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a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(m) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(o) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 11. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of May 19, 2004.

SECTION 12. TERM OF PLAN. The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 9.

SECTION 13. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company’s expense to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

SECTION 14. GOVERNING LAW. The Plan, any Award Agreement, any Award granted and any action taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws thereof.

SECTION 15.  CODE SECTION 409A PROVISIONS.

(a) Notwithstanding any other provision of the Plan, effective as of January 1, 2007, this Section 15 shall be applicable to each Award that constitutes deferred compensation within the meaning of Section 409A of the Code, as more fully addressed in Section 15(b) below.

(b) An Award shall constitute deferred compensation, and thus shall be subject to this Section 15, if the Award provides a Participant in one year with a legally binding right to income or other taxable benefit that shall be paid in a future year, unless:

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(i) Payment under the Award will be made no later than 2½ months after the end of the first year during which the amount is no longer subject to a substantial risk of forfeiture (if applicable); or
(ii) The Award is one described in Section 15(c) below.

An Award made under the Plan that is subject to the provisions of this Section 15 shall hereafter be referred to as a “Section 409A Award.”

(c) The Awards described below are not deemed to be deferred compensation, and thus are not subject to this Section 15.
(i) An Option with respect to the purchase of Shares, provided that the exercise price is never less than the Fair Market Value of the Shares at the date of the grant, and the number of Shares subject to the Option is fixed on the original date of the grant;
(ii) Restricted Stock and any other restricted property; and
(iii) A Stock Appreciation Right (“SAR”), provided that
(A) The amount payable under the SAR is not greater than the difference between the Fair Market Value of the Shares on the date of the grant and the Fair Market Value of the Shares on the date of exercise; and
(B) The exercise price of the SAR may never be less than the Fair Market Value of the Shares on the date the right is granted.

For purposes of this subsection (c), the Fair Market Value of Shares shall be determined without regard to any lapse restrictions within the meaning of IRS Regulation §1.83-3(i).

Notwithstanding the foregoing, an Award described above shall constitute deferred compensation for purposes of this Section 15 if it is granted as a Substitute Award in substitution or exchange for an Award that constitutes deferred compensation.

(d) A Section 409A Award must provide that payment to a Participant may be made only upon an event described below:
(i) The Participant’s separation from service with the Company (subject to the restriction on distributions to key employees prescribed in Section 15(f) below);
(ii) The Participant becoming disabled;
(iii) The death of the Participant;
(iv) A specified time (or pursuant to a fixed schedule) established at the time of the Award; or
(v) Such other permitted event prescribed under Code Section 409A or the regulations issued thereunder.

(e) A Section 409A Award must provide for a date of payment or payments that is objectively determinable at the time the permitted payment event occurs. Payment can also be made in accordance with a fixed schedule that is objectively determined based on the date of the allowed payment event if the schedule is fixed at the time the permissible payment event is specified. The Award can provide for payment upon the later of (or the latest of) two or more permissible payment events so long as each separate payment event is a permitted payment event. Alternatively, payment may be made upon the earlier of (or the earliest of) two or more permissible payment events if each payment event is a permitted payment event.

(f) Notwithstanding Sections 15(d) and (e) above, a Section 409A Award must provide that payment to be made to a “key employee” (as determined under Code Section 416(i) without considering Section 416(i)(5)) by reason of the key employee’s separation from service cannot be made prior to the date which is six months after the date of the key employee’s separation from service. If payments are to be made in installments, then the installments will be deemed to be a single payment so that only the commencement of the installments, rather than each scheduled payment, shall be subject to the six-month deferred payment rule.

(g) The time or schedule of any payment to be made under a Section 409A Award may not be accelerated, except as expressly permitted under Code Section 409A. For this purpose, an acceleration of the time or the schedule of

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payments shall not be deemed to have occurred if the Company or Committee waives or accelerates the satisfaction of a condition constituting a substantial risk of forfeiture applicable to the Award, but only if the requirements of this Section 15 are otherwise satisfied with respect to that Award. The time or schedule of payments may also be accelerated, if the Award so permits, as necessary for the Participant to pay the FICA taxes imposed under Code Sections 3101, 3121(a) and 3121(v)(2) on the Award, or so that the income tax withholding can be paid on the Award (if constituting wages included in the Participant’s income) as imposed by Code Section 3401.

(h) If a Section 409A Award allows a Participant, or the Company or Committee, to elect to change the form or time of a distribution under the Award, then the Award must provide that the subsequent election may not take effect until at least twelve months after the date on which the election is made. If an election is related to a payment for separation from service or at a specified time or schedule, the Award must require that the payment with respect to which the subsequent election is made shall be deferred for a period of not less than five years from the date of payment.

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Appendix B
ADVANCE AUTO PARTS, INC.

EXECUTIVE INCENTIVE PLAN

ADVANCE AUTO PARTS, INC.
EXECUTIVE INCENTIVE PLAN

ARTICLE I
INTRODUCTION AND PURPOSE

Advance Auto Parts desires to adopt the Executive Incentive Plan which permits the Company to make cash incentive awards to eligible employees of the Company based on the satisfaction of specific performance objectives.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an incentive award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive a cash payment from the Company or a Subsidiary pursuant to Article IV.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(d) “Committee” means the Compensation Committee of the Board or such other committee or subcommittee as may be designated by the Board. The Committee shall be comprised of not fewer than two members who shall be “outside directors” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(e) “Company” means Advance Auto Parts, Inc., a Delaware corporation.

(f) “Covered Employee” means a Participant who the Committee determines meets the definition of a Covered Employee as defined in Code Section 162(m)(3) and the regulations promulgated thereunder, which definition generally includes the chief executive officer of the Company and the four highest compensated officers of the Company other than the chief executive officer.

(g) “Effective Date” means December 31, 2006, subject to approval by stockholders as presented in Article VIII, on May 16, 2007.

(h) “Employee” means any person, including a member of the Board, who is employed by the Company or a Subsidiary.

(i) “Fair Market Value” means, on any given date, the closing price of a share of common stock of the Company as reported on the New York Stock Exchange composite tape on such date, or if such common stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that such common stock was traded on such exchange, all as reported by such source as the Committee may select.

(j) “Participant” means an Employee who is granted an Award by the Committee.

(k) “Performance-Based Compensation” means an Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

(l) “Performance Objective” is defined in Section 4.2.

(m) “Performance Period” is defined in Section 4.2.

(n) “Plan” means the Advance Auto Parts, Inc. Executive Incentive Plan, as set forth herein and as amended from time to time.

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(o) “Subsidiary” means any corporation (other than the Company), limited liability company, partnership or other business organization of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE III
ELIGIBILITY

Awards may be granted to any Employee who is designated as a Participant from time to time by the Committee. The Committee shall determine which Employees shall be Participants and the terms, conditions, and limitations applicable to each Award not inconsistent with the Plan. Designation by the Committee as a Participant for an Award in one period shall not confer on a Participant the right to participate in the Plan for any other period.

ARTICLE IV
INCENTIVE AWARDS

Section 4.1.     General. Awards may be granted to a Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee, at the time an Award is made, shall specify the terms and conditions which govern the Award, which terms and conditions shall prescribe that the Award shall be earned only upon, and to the extent that, Performance Objectives as described in Section 4.2, are satisfied within a designated time. Different terms and conditions may be established by the Committee for different Awards and for different Participants.

        Section 4.2.     Performance Objectives. The vesting and payment of Awards shall be contingent upon the degree of attainment of such performance goals (the “Performance Objectives”) over such period (the “Performance Period”) as shall be specified by the Committee at the time the Award is granted. Performance Objectives will be established prior to or within the first ninety (90) days of each Performance Period or by such earlier time as is prescribed by Section 162(m) of the Code or the regulations thereunder in order for them to be considered “pre-established.” The Performance Objectives may be stated with respect to one or any combination of the following measures based on the Company, a Subsidiary, or an operating unit: (i) Company revenues; (ii) Company operating earnings or margin; (iii) Earnings before or after taxes, interest, depreciation, and/or amortization; (iv) Inventory productivity measures such as inventory turns; (v) Share price (including, but not limited to, growth measures and total stockholder return); (vi) Earnings per share; (vii) economic profit or value created; (viii) Return measures (including, but not limited to, return on assets, capital, invested capital, or revenue); (viii) Strategic business criteria (including, but not limited to, meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, or acquisitions or divestitures of subsidiaries, affiliates, or joint ventures). The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods (e.g., earnings per share growth), or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Section 4.3.     Payment of Awards. Awards shall be made to Participants in a single lump sum in cash at a time determined by the Committee, but in no event later than two and one-half months after the end of the fiscal year in which the Performance Period ends. The actual amount of payment under an Award will be calculated by applying the degree of attainment of Performance Objectives. The Committee shall make all calculation of payments and shall certify in writing the extent, if any, to which the Performance Objectives have been met. In no event shall a Covered Employee receive an Award payment in any fiscal year that exceeds the lesser of (i) $5,000,000 or (ii) 500% of the Covered Employee's base salary (prior to any salary reduction or deferral elections) as of the date of the Award.

ARTICLE V
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the

2

Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under applicable law. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.     Amendment of Plan. The Company has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate. No amendment that would increase the maximum amount payable to a Covered Employee as specified in Section 4.3 shall be effective without approval of the shareholders of the Company.

Section 6.2.     Termination of Plan. The Company expressly reserves the right, at any time, to suspend or terminate the Plan in whole or in part to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Subsidiary, Employee, or class of Employees.

Section 6.3.     Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Committee and shall not require the approval or consent of any Subsidiary or Participant to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee any right to continue in the employ or service of the Company or any Subsidiary or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or service of such person with or without cause.

Section 7.2.    Unfunded Status. The Plan shall be unfunded. Neither the Company, any Subsidiary, the Committee, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 7.3.     Limits on Liability. Any liability of the Company or any Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

Section 7.4.     Interpretation. Unless otherwise expressly stated by the Committee with respect to an Award, each Award granted to a Covered Employee under the Plan is intended to be Performance-Based Compensation that is fully deductible by the Company for federal income taxes and not subject to the deduction limitation of Section 162(m) of the Code, and the Plan shall be construed or deemed amended to the extent possible to conform any Award to effect such intent. The Committee shall not have any discretion to determine that an Award will be paid to a Covered Employee if the Performance Objective for such Award is not attained. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan. The Plan is intended to meet the short-term deferral exception under Code

3

Section 409A such that payments made to Participants under the Plan are not deferred compensation subject to the provisions of Code Section 409A.

Section 7.5.     Tax Withholding. The Company shall be entitled to withhold from any payment made under the Plan the full amount of any required federal, state or local taxes.

Section 7.6.     Nontransferability of Benefits. A Participant may not assign or transfer any interest in an Award. Notwithstanding the foregoing, upon the death of a Participant, the Participant's rights and benefits under the Plan shall pass by will or by the laws of descent and distribution.

Section 7.7.     Governing Law. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE VIII
EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the shareholders of the Company to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange or other applicable federal or state law. If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 30, 2016.

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Advance Auto Parts

We're ready in Advance.

*MELLON INVESTOR SERVICES*
*480 WASHINGTON BLVD.*
*ATTN: ACCOUNT MAINTENANCE*
*JERSEY CITY, NJ 07310*

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS**
If you would like to reduce the costs incurred by Advance Auto Parts, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2007. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Advance Auto Parts, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

**If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: AAUTO1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

ADVANCE AUTO PARTS, INC.

**Our Board of Directors recommends a vote "FOR" all Nominees listed in Proposal 1 and "FOR" Proposals 2, 3, and 4.**

**Vote on Directors**

1. Elect Directors for a term expiring in 2008.

| | | | |
|---|---|---|---|
| 01 | John C. Brouillard | 06 | William S. Oglesby |
| 02 | Lawrence P. Castellani | 07 | Gilbert T. Ray |
| 03 | Michael N. Coppola | 08 | Carlos A. Saladrigas |
| 04 | Darren R. Jackson | 09 | William L. Salter |
| 05 | Nicholas J. LaHowchic | 10 | Francesca M. Spinelli |

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Vote on Proposals**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify the appointment by our audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2007. | ☐ | ☐ | ☐ |
| 3. Approve an amendment to our Long-Term Incentive Plan | ☐ | ☐ | ☐ |
| 4. Approve the 2007 Executive Incentive Plan | ☐ | ☐ | ☐ |

5. Transact other business that may properly come before the meeting or any meetings held upon any postponement or adjournment of the meeting

All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are by the filing of this proxy, expressly revoked.

**You can view our Annual Report to Stockholders and Proxy Statement for the 2007 Annual Meeting on the Internet at http://www.AdvanceAutoParts.com**

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

**NOTE: Signature should conform exactly to name as stenciled hereon. Executors, administrators, guardians, trustees, attorneys and officers signing for a corporation should give full title. For joint accounts each owner must sign.**

Signature [PLEASE SIGN WITHIN BOX] ________ Date ________

Signature (Joint Owners) ________ Date ________

- PROXY - - PROXY -

**This Proxy is Solicited on Behalf of the Board of Directors of Advance Auto Parts, Inc.**

THE UNDERSIGNED hereby appoints each of Eric M. Margolin and Michael O. Moore as a proxy with full power of substitution, to vote all shares of common stock of ADVANCE AUTO PARTS, INC. which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of ADVANCE AUTO PARTS, INC., to be held at The Hotel Roanoke & Conference Center, 110 Shenandoah Ave., NW, Roanoke, Virginia 24016 on Wednesday, May 16, 2007 at 8:30 a.m., local time (EDT), and any adjournments thereof, as specified by the undersigned, and to vote in his discretion on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

**WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2007 ANNUAL MEETING IS HEREBY ACKNOWLEDGED.**

**Address Changes/Comments:** ______________________________________________

______________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.**